                                                                   Exhibit 10.14


OFFICE LEASE AGREEMENT

                                     BETWEEN

               THE AMERICAN OCCUPATIONAL THERAPY ASSOCIATION, INC.
                  A DISTRICT OF COLUMBIA NON-PROFIT CORPORATION

                                   (LANDLORD)

                                       AND


                           THE WEATHERSBY GROUP, INC.
                                    (TENANT)


                                    SUITE 900
                              4720 MONTGOMERY LANE
                               BETHESDA, MARYLAND

                           DATED: JANUARY, ______1999


                           * * * * * * * * * * * * * *

TABLE OF CONTENTS - OFFICE LEASE AGREEMENT


ARTICLE 1       -    BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS...........6

ARTICLE 2       -    PREMISES .................................................8

ARTICLE 3       -    TERM; COMMENCEMENT DATE; DELIVERY
                       AND ACCEPTANCE OF PREMISES..............................8

ARTICLE 4       -    RENT......................................................9

ARTICLE 5       -    RENTAL ESCALATION FOR INCREASES IN OPERATING COSTS.......10

ARTICLE 6       -    PARKING..................................................13

ARTICLE 7       -    SERVICES OF LANDLORD.....................................13

ARTICLE 8       -    ASSIGNMENT AND SUBLETTING................................14

ARTICLE 9       -    REPAIRS..................................................17

ARTICLE 10      -    ALTERATIONS..............................................18

ARTICLE 11      -    LIENS....................................................19

ARTICLE 12      -    USE AND COMPLIANCE WITH LAWS.............................19

ARTICLE 13      -    DEFAULT AND REMEDIES.....................................20

ARTICLE 14      -    INSURANCE................................................21

ARTICLE 15      -    DAMAGE BY FIRE OR OTHER CAUSE............................22

ARTICLE 16      -    CONDEMNATION.............................................23

ARTICLE 17      -    INDEMNIFICATION..........................................24

ARTICLE 18      -    SUBORDINATION AND ESTOPPEL CERTIFICATES..................25

ARTICLE 19      -    SURRENDER OF THE PREMISES................................26

ARTICLE 20      -    LANDLORD'S RIGHT TO INSPECT..............................26

ARTICLE 21      -    SECURITY DEPOSIT.........................................27

ARTICLE 22      -    BROKERAGE................................................27

ARTICLE 23      -    OBSERVANCE OF RULES AND REGULATIONS......................27

ARTICLE 24      -    NOTICES..................................................28

ARTICLE 25      -    MISCELLANEOUS............................................28

ARTICLE 26      -    OTHER DEFINITIONS........................................30

                                    EXHIBITS

        The following Exhibits and Riders are attached hereto and by this reference made a part of this Lease:

EXHIBIT A      -     Floor Plan of the Premises
EXHIBIT B      -     The Land
EXHIBIT C      -     Leasehold Improvements
EXHIBIT D      -     Form of Commencement Notice
EXHIBIT E      -     Washington Board of Realtors Standard Method of Measurement
EXHIBIT F      -     Rules and Regulations

ADDENDUM NO. 1 -     Extension Option

                             INDEX OF DEFINED TERMS

      Definitions of certain terms used in this Lease are found in the following sections:

      TERM                                         LOCATION OF DEFINITION
Additional Rent                                    Article 1, Section 4.01
Architectural Plans                                Exhibit C
Bankruptcy Code                                    Section 8.06
Base Building                                      Exhibit C
Base Rent                                          Section 1.01N
Basic Lease Information and Certain
  Definitions                                      Article 1
Broker                                             Section 1.01U
Building                                           Section 1.01B
Building Shell Condition                           Exhibit C
Building Standard                                  Article 26
Business Days                                      Article 26
Commencement Date                                  Section 1.01F
Common Areas                                       Article 26
Days                                               Article 26
Events of Default                                  Section 13.01
Excess Operating Costs                             Section 1.01Q
Excess Operating Costs Estimate                    Section 5.01
Expiration Date                                    Section 1.01H
herein, hereof, hereby, hereunder
  and words of similar import                      Article 26
Holidays                                           Article 26
include and including                              Article 26
Interest Rate                                      Section 4.03
Land                                               Section 1.01C
Landlord                                           Preamble
Landlord's Address for Notice                      Section 1.01V
Landlord's Address for Payment                     Section 1.01W
Landlord's Standard Improvements                   Exhibit C
Landlord's Contractor                              Exhibit C
Landlord's Designer                                Exhibit C
Landlord's Work                                    Exhibit C
Leasehold Improvements                             Exhibit C
MEP Plans                                          Exhibit C
Net Rentable Area                                  Article 26
Net Rentable Area of the Building                  Section 1.01K
Net Rentable Area of the Premises                  Section 1.01J
Reference to Landlord as having
  "no liability to Tenant" or being
  "without liability to Tenant"
  or words of like import                          Article 26
Non-Building Standard                              Exhibit C
Operating Costs                                    Section 5.02
Parking Facilities                                 Section 1.01D
Plans                                              Exhibit C
Premises                                           Section 1.01A
Prime Rate                                         Section 4.03
Project                                            Section 1.01E
Rent                                               Section 1.01M

Repair                                             Article 26
Rules and Regulations                              Section 23.01
Security Deposit                                   Section 1.01T Intentionally
                                                   Left Blank
Structural Plans                                   Exhibit C
Successor Landlord                                 Section 18.02
Taxes                                              Section 5.02
Tenant                                             Article 26
Tenant Delay                                       Exhibit C
Tenant's Address for Notice                        Section 1.01X
Tenant's Allowance                                 Exhibit C
Tenant's Architect                                 Exhibit C
Tenant's Expenditure Authorization                 Exhibit C
Tenant's MEP Engineers                             Exhibit C
Tenant's Structural Engineers                      Exhibit C
Tenant's Permitted Uses                            Section 1.01S
Tenant's Property                                  Section l4.01(a)
Tenant's Share                                     Section 1.01L
Tenant's Work                                      Exhibit C
Term                                               Section 1.01I
termination of this Lease
  and words of like import                         Article 26
terms of this Lease                                Article 26
this Lease                                         Preamble
year                                               Article 26

                             OFFICE LEASE AGREEMENT

       THIS OFFICE LEASE AGREEMENT ("this Lease") is made and entered into by and between The American Occupational Therapy Association, Inc., a District of Columbia non-profit corporation ("Landlord"), and The Weathersby Group, Inc. ("Tenant"), upon all the terms set forth in this Lease and in all Exhibits hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of One Dollar and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:

                                   ARTICLE 1.
                 BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

       Section 1.01. Each reference in this Lease to information and definitions contained in the Basic Lease Information and Definitions and each use of the terms capitalized and defined in this Section 1.01 shall be deemed to refer to, and shall have the respective meaning set forth in, this Section 1.01.

A.   Premises:                That portion of the ninth (9th) floor of the
                              Building, presently known as Suite No(s). 900, substantially as shown by diagonal lines drawn on floor plan(s) attached hereto as Exhibit A.

B.   Building:                The building on the land located at 4720
                              Montgomery Lane, Bethesda, Maryland.

C.   Land:                    That certain parcel of land described under the
                              caption "Land" in Exhibit B hereof.

D.   Parking                  The underground parking garage located at 4800
     Facilities:              Hampden Square, Bethesda, Maryland.

E.   Project:                 The Land and all improvements thereon.

F.   Commencement             That certain date on which the Term shall
     Date:                    commence, as determined, pursuant to the
                              provisions of Article 3 hereof.

G.   Target                   The later of February 1, 1999 or approximately
     Commencement Date:       sixty (60) days after a lease and construction
                              drawings are fully executed.

H.   Expiration Date:         January 31, 2004 or sixty (60) months after the
                              Commencement Date, if the Commencement Date is after February 1, 1999.

I.   Term:                    Approximately five (5) years, beginning on the
                              Commencement Date and ending at 11:59 p.m. on the Expiration Date, unless this Lease is sooner terminated as provided herein.

J.   Net Rentable Area        3,556 square feet, subject to the provisions of
     of the Premises:         Section 3.03 hereof.

K.   Net Rentable Area        84,885 square feet, subject to adjustment pursuant
     of the Building:         to Section 3.03 hereof.

L.  Tenant's Share:          4.19%, representing a fraction, the numerator of
                             which is the Net Rentable Area of the Premises and the denominator of which is the Net Rentable Area of the Building, subject to future adjustment pursuant to the provisions of Sections 3.03 and
                             5.04 hereof.

M.  Rent:                    The Base Rent and the Additional Rent.

N.  Base Rent:               The Base Rent shall be $94,234.00 per annum (based
                             on $26.50 per square foot of Net Rentable Area of the Premises) subject to such increases as are provided herein.

O.  Additional Rent:         Any other sums pursuant to Section 4.01 hereof.

P.  Base Operating Costs:    That portion of Base Rent which represents payment
                             towards Tenant's Share of Operating Costs for calendar year 1999.

Q.  Excess Operating Costs:  That amount by which Tenant's Share of actual
                             Operating Costs for a given year exceeds Base Operating Costs.

R.  Initial Adjustment Year: 2000.

S.  Tenant's Permitted       Tenant may use the Premises for general office use
    Uses:                    befitting a first class office building.

T.  Security Deposit:        $7,852.83to be held by Landlord in accordance with
                             the provisions of Article 21 hereof.

U.  Broker:                  Trammel Crow Company

V.  Landlord's               The American Occupational Therapy Association, Inc.
    Address                  4720 Montgomery Lane
    for Notice:              Bethesda, Maryland 20824-1220
                             Attention:  Thomas J. Steich, Esq.

W.  Landlord's               The American Occupational Therapy Association, Inc.
    Address                  4720 Montgomery Lane
    for Payment:             Bethesda, Maryland 20824-1220
                             Attention:  Chief Financial Officer

X.  Tenant's Address         Prior to Commencement Date:
    for Notice:              The Weathersby Group, Inc.
                             4915 St. Elmo Avenue
                             Bethesda, MD  20814
                             Attn:

                             After Commencement Date:
                             The Weathersby Group, Inc.
                             4720 Montgomery Lane
                             Suite 900 Bethesda, MD 29824-1220
                             Attn:

Y.   Parking Permits and      Tenant shall be issued three (3) parking permits
     Permit Fees:             for unassigned parking spaces in the Parking
                              Facilities for use in common with other tenants and with the public at an initial monthly permit fee of $85.00 per parking permit. Tenant shall also be issued one (1) parking permit for one unassigned parking space in the parking facilities in the Building at an initial monthly permit fee of $95.00 for such parking permit. Tenant's parking rights shall be subject to the limitations of Article 6 hereof.

                                   ARTICLE 2.

                                    PREMISES

      Section 2.01. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and hires the Premises from Landlord, for the Term. During the Term, Tenant shall have the right to use, in common with others and in accordance with the Rules and Regulations, the Common Areas. Landlord shall deliver the Demised Premises in its present and "as is" condition subject to a one time tenant's allowance as provided in Exhibit C, Article 2, Section 2.04.


      Section 2.02. Provided that Tenant fully and timely performs all the terms of this Lease on Tenant's part to be performed, including payment by Tenant of all Rent, Tenant shall hold and enjoy the Premises during the Term without hindrance or disturbance from or by Landlord; subject, however, to all of the terms, conditions and provisions of any and all ground leases, deeds of trust, mortgages, restrictive covenants, easements, and other encumbrances now or hereafter affecting the Premises and the Project (provided that any such restrictive covenants or easements shall not materially interfere with Tenant's Permitted Uses of the Premises in accordance with the terms of this Lease), and further subject to the provisions of Section 18.01 hereof.

                                   ARTICLE 3.

          TERM; COMMENCEMENT DATE; DELIVERY AND ACCEPTANCE OF PREMISES

      Section 3.01. The Commencement Date shall be the earlier of (a) the date the Premises are deemed available for occupancy pursuant to Section 3.02 hereof, or (b) the date Tenant, or anyone claiming by, through or under Tenant, occupies any portion of the Premises for the purpose of the conduct of Tenant's (or such other person's) business therein; provided, however, that, if the Leasehold Improvements are not substantially completed until after February 1, 1999 for any reason other than as a result of Tenant Delay (defined in Exhibit "C" hereof), then the Commencement Date shall be the later to occur of (i) February 1, 1999, or (ii) the date Tenant, or anyone claiming through or under Tenant, occupies any part of such portion of the Premises for the purpose of the conduct of Tenant's (or such other person's) business.

      Section 3.02. A. The Premises (or a portion thereof located on a separate floor) shall be deemed available for occupancy as soon as the Leasehold Improvements shall have been substantially completed as determined by Landlord. Landlord shall provide Tenant with not less than fifteen (15) days' prior notice of the anticipated date of the substantial completion of the Leasehold Improvements.

           B. Notwithstanding anything to the contrary contained herein, if there is a delay in the availability for occupancy of the Premises, or a portion thereof located on a separate floor, due to Tenant Delay (as defined in Exhibit C to the Lease), then the Premises, or such portion, as the case may be, shall be deemed available for occupancy on the date on which the Premises, or such portion, would have been available for occupancy but for such Tenant Delay, even though the construction or installation of the Leasehold Improvements has not been commenced or completed.

      Section 3.03. The Net Rentable Area of the Premises and the Building are approximately as stated in the Basic Lease Information, and shall be specifically calculated by the Landlord's architect using base building plans in accordance with the Washington D.C. Association of Realtors Standard Method of Measurement attached hereto as Exhibit E. By written instrument substantially in the form of Exhibit D attached hereto, Landlord shall notify Tenant of the Commencement Date, the Net Rentable Area of the Premises and all other matters stated therein. The Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein, unless, within ten
(10) days following the delivery of such Commencement Notice, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant's objections. The foregoing notwithstanding, neither Landlord's failure to deliver, nor Tenant's failure to execute, any Commencement Notice shall affect Landlord's determination of the Commencement Date.

      Section 3.04. Tenant may not enter or occupy the Premises prior to the Commencement Date without Landlord's express written consent and any entry by Tenant shall be subject to all of the terms of this Lease; provided, that no such early entry shall change the Commencement Date or the Expiration Date and further provided that, Tenant may enter the Premises for a period of fifteen
(15) days prior to the Commencement Date or at such earlier time as may be necessary for such installation, as reasonably approved by Landlord (the "Pre-Occupancy Entry Period") for the sole purpose of Tenant's installation of its fixtures, telephones, computer networks, and related matters. Tenant shall cause its work to be coordinated and complementary with the work of Landlord's contractor. Tenant shall comply with all applicable work schedules and requirements promulgated by Landlord and Landlord's contractor relating to such entry and the completion of the Leasehold Improvements and Tenant's installation work, and in no event shall Tenant's installation work interfere with the completion of the Leasehold Improvements. During the Pre-Occupancy Entry Period, Base Rent shall neither accrue or be due and payable solely as a result of Tenant's occupancy of the premises for the purposes described in this Section 3.04, but Tenant shall comply with the terms and conditions contained in Articles 9, 10, 11, 12, 13, 14, 15, 16, 17, 23, and 25 of this Lease. Landlord shall provide Tenant with prior notice of the commencement of the Pre-Occupancy Entry Period.

      Section 3.05. Occupancy of the Premises or any portion thereof by Tenant or anyone claiming through or under Tenant for the conduct of Tenant's, or such other person's, business therein shall be conclusive evidence that Tenant and all parties claiming through or under Tenant (a) have accepted the Premises or such portion as suitable for the purposes for which the Premises are leased hereunder, (b) have accepted the Common Areas as being in a good and satisfactory condition and (c) have waived any defects in the Premises and the Project other than punch list items and patent defects; provided, however, that, if any Leasehold Improvements have been constructed and installed to prepare the Premises for Tenant's occupancy, Tenant's acceptance of the Premises and waiver of any defect therein shall occur upon Landlord's substantial completion of the Leasehold Improvements in the Premises or such portion in accordance with the terms of Exhibit C hereof. Landlord shall have no liability, to Tenant or any of Tenant's agents, employees, licensees, servants or invitees, except for negligence or willful misconduct, for any injury or damage to any person or property due to the condition or design of, or any defect in, the Premises or the Project, including any electrical, plumbing or mechanical systems and equipment of the Premises or the Project and the condition of or any defect in the Land; and Tenant, for itself and its agents, employees, licensees, servants and invitees, expressly assumes all risks of injury or damage to person or property, either proximate or remote, resulting from the condition of the Premises or the Project subject to the exceptions stated herein.

                                   ARTICLE 4.

                                      RENT

     Section 4.01. Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, at Landlord's Address for Payment, or at such other place as Landlord shall designate in writing from time to time:
(a) the Base Rent, in equal monthly installments, in advance, on the first day of each calendar month during the Term, and (b) the Additional Rent ("Additional Rent") consisting of all other sums of money due and payable by Tenant pursuant to this Lease, including those sums of money due and payable by Tenant under
Section 4.02 hereof and Article 5 hereof, at the respective times required hereunder. The first monthly installment of Base Rent and the Additional Rent payable under Article 5 hereof shall be paid in advance on the date of Tenant's execution of this Lease and applied to the first installment of Base Rent and such Additional Rent coming due under this Lease. Payment of the Rent shall begin on the Commencement Date; provided, however, that, if either the Commencement Date or the Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.

     Section 4.02. During the Term, the Base Rent shall be increased annually, effective as of the first day of the month following the month in which the anniversary of the Commencement Date occurs (such date being herein referred to as the

"Adjustment Date"), to an amount equal to the product obtained by multiplying the Base Rent in effect for the twelve (12) months immediately preceding the applicable Adjustment Date by one hundred three percent (103%). Payment of Base Rent as adjusted hereunder shall begin on the applicable Adjustment Date for the twelve (12) month period to which such adjusted Base Rent applies.

     Section 4.03. All past due installments of Rent that continue unpaid more than five (5) days after due date thereof shall bear interest until paid at a rate per annum (the "Interest Rate") equal to the greater of fifteen percent (15%) or five percent (5%) above the prime rate of interest from time to time publicly announced by The Riggs National Bank of Washington, D.C., a national banking association, or any successor thereof (the "Prime Rate"); provided, however, that, if at the time such interest is sought to be imposed the rate of interest exceeds the maximum rate permitted under federal law or under the laws of the State of Maryland, the rate of interest on such past due installments of Rent shall be the maximum rate of interest then permitted by applicable law.

                                   ARTICLE 5.

               RENTAL ESCALATION FOR INCREASES IN OPERATING COSTS

     Section 5.01. Tenant shall pay to Landlord Excess Operating Costs, as Additional Rent, commencing with the Initial Adjustment Year and continuing through each year or fractional year thereafter during the Term. Excess Operating Costs shall be calculated and paid as follows:

         (a) On or before the first day of January of each year during the Term commencing with the Initial Adjustment Year, or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement (the "Excess Operating Costs Estimate") setting forth Landlord's reasonable estimate of Excess Operating Costs for the forthcoming year. On the first day of each calendar month during such year, Tenant shall pay to Landlord one-twelfth of Excess Operating Costs as estimated on the Excess Operating Costs Estimate. If for any reason Landlord has not provided Tenant with the Excess Operating Costs Estimate on or before the first day of January of any applicable year during the Term then, (i) until the first day of the calendar month following the month in which Tenant is given the Excess Operating Costs Estimate, Tenant shall continue to pay to Landlord on the first day of each calendar month the monthly sum, if any, payable by Tenant under this Section 5.01 for the month of December of the preceding year, and (ii) promptly after the Excess Operating Costs Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Excess Operating Costs previously made for such year were greater or less than the installments of Excess Operating Costs to be made for such year in accordance with the Excess Operating Costs Estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within thirty (30) days after the giving of the Excess Operating Costs Estimate, or (B) if there shall have been an overpayment, Landlord shall apply such overpayment as a credit against the next accruing installment(s) of Base Rent and Additional Rent due from Tenant under this Section 5.01 until fully credited to Tenant, and (C) on the first day of the first calendar month following the month in which Tenant is given the Excess Operating Costs Estimate and on the first day of each calendar month thereafter during the Term throughout the remainder of such year, Tenant shall pay to Landlord an amount equal to one-twelfth (l/l2th) of Excess Operating Costs. The foregoing notwithstanding, Landlord shall have the right one time during any year to notify Tenant in writing of any change in the Excess Operating Costs Estimate, in which event such Excess Operating Costs, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective, and due from Tenant, on the first day of each month during the year for which given following Landlord's giving of such notice.

         (b) On the first day of March of each year during the Term (beginning on the first day of March of the year following the Initial Adjustment Year), or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Excess Operating Costs ("Excess Operating Costs Statement") for the preceding year. Within thirty (30) days after Landlord's delivery of the Excess Operating Costs Statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Excess Operating Costs for such preceding year as shown on such Landlord's Excess Operating Costs Statement exceeds the aggregate of the monthly installments of Excess Operating Costs paid during such preceding year. If Excess Operating Costs, as shown on such Landlord's Excess Operating Costs Statement, is less than the aggregate of the monthly installments of Excess Operating Costs actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing installment(s) of Base Rent and Additional Rent due from Tenant under this
Section 5.01 until fully credited to Tenant.

     If actual Excess Operating Costs for any year, as reflected in the Excess Operating Costs Statement for such year, are greater than ten percent (10%) of Base Operating Costs plus actual Excess Operating Costs for the immediately preceding year (or, with respect to actual Excess Operating Costs for the Initial Adjustment Year, if actual Excess Operating Costs are greater than ten
(10) percent of Base Operating Costs), then Tenant shall have the right, upon notice delivered to Landlord not later than sixty (60) days after Tenant's receipt of Landlord's Excess Operating Costs Statement, and at Tenant's sole cost and expense, to audit Landlord's books and records pertaining to Excess Operating Costs for the year to which the Excess Operating Costs Statement relates. Tenant shall conduct such audit at Landlord's property management office during normal business hours on a date mutually acceptable to Landlord and Tenant. Tenant acknowledges that the information gained from such audit is Landlord's proprietary business information, and Tenant agrees that all such information will remain confidential between Landlord and Tenant. Tenant shall instruct its accountants to maintain the confidentiality of Landlord's information.

         (c) If the Term ends on a date other than the last day of December, the actual Excess Operating Costs for the year in which the Expiration Date occurs shall be prorated so that Tenant shall pay that portion of Excess Operating Costs for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this Section 5.01 shall survive the Expiration Date or any sooner termination provided for in this Lease.

     Section 5.02. For purposes of this Lease, the term "Operating Costs" shall mean any and all reasonable and customary expenses, costs and disbursements of every kind which Landlord pays, incurs or becomes obligated to pay in connection with the operation, management, repair and maintenance of all portions of the Project. All Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied. Operating Costs include the following:

         (a) Wages, salaries, and fees (including all reasonable educational, travel and professional fees) of all personnel or entities (exclusive of personnel above the grade of building manager and exclusive of Landlord's executive personnel) engaged in the operation, repair, maintenance, or security of the Project, (or if any such person or entity is not engaged full-time in the operation, repair, maintenance, or security of the Project, then an allocable share of such wages, salaries, and fees), including taxes, insurance, and benefits relating thereto and the costs of all supplies and materials (including work clothes and uniforms) used in the operation, repair, and maintenance or security of the Project.

         (b) Cost of performance by Landlord's personnel of, or cost of all service agreements for, maintenance of the Project, janitorial services, access control, alarm service, window cleaning, elevator maintenance and landscaping for the Project. Such cost shall include amounts payable to the any neighborhood association and rental of personal property used by Landlord's personnel in the maintenance and repair of the Project, subject to capital expenditures restriction below.

         (c) Cost of utilities for the Project, including water, sewer, power, electricity, gas, fuel and lighting, and all air-conditioning, heating and ventilating costs.

         (d) Cost of all insurance, including casualty and liability insurance applicable to the Project and to Landlord's equipment, fixtures and personal property used in connection therewith (other than that used exclusively by Landlord in the space occupied by Landlord within the Building but not including any items within the Building Management Office maintained by Landlord within the Building), business interruption or rent insurance against such perils as are commonly insured against by prudent landlords, such other insurance as may be required by any lessor or mortgagee of Landlord and such other insurance which Landlord considers reasonably necessary in the operation of the Project, together with all appraisal and consultants' fees in connection with such insurance.

         (e) All Taxes. For purposes hereof, the term "Taxes" shall mean (i) all taxes, assessments, and other governmental charges, applicable to or assessed against the Project or any portion thereof, or applicable to or assessed against Landlord's personal property used in connection therewith (other than that used exclusively by Landlord in the space occupied by Landlord within the Building but not including any items within the Building Management Office maintained by Landlord within the Building), whether federal, state, county, or municipal and whether assessed by taxing districts or authorities presently taxing the Project or the operation thereof or by other taxing authorities subsequently created, or otherwise, and any other taxes and assessments attributable to or assessed against all or any part of the Project or its operation, and (ii) any reasonable expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Project. If at any time during the Term there shall be levied, assessed, or imposed on Landlord or all or any part of the Project by any governmental entity any general or special ad valorem or other charge or tax directly upon rents received under leases, or if any fee, tax, assessment, or other charge is imposed which is measured by or based, in whole or in part, upon such rents, or if any charge or tax is made based directly or indirectly upon the transactions represented by leases or the occupancy or use of the Project or any portion thereof, such taxes, fees, assessments or other charges shall be deemed to be Taxes; provided, however, that any (i) franchise, corporation, income or net profits tax, unless expressly substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Project including but not limited to public parking zone taxes (PPZ), which may be assessed against Landlord or the Project or both,
(ii) transfer taxes assessed against Landlord or the Project or both, (iii) penalties or interest on any late payments of Landlord, and (iv) personal property taxes of Tenant or other tenants in the Project shall be excluded from Taxes. If any or all of the Taxes paid hereunder are by law permitted to be paid in installments, notwithstanding how Landlord pays the same, then, for purposes of calculating Operating Costs, such Taxes shall be deemed to have been divided and paid in the maximum number of installments permitted by law, and there shall be included in Operating Costs for each year only such installments as are required by law to be paid within such year, together with interest thereon and on future such installments as provided by law.

         (f) Legal and accounting costs incurred by Landlord or paid by Landlord to third parties (exclusive of legal fees with respect to disputes with individual tenants, negotiations of tenant leases, or with respect to the ownership rather than the operation of the Project), appraisal fees, consulting fees, all other professional fees and disbursements and all association dues.

         (g) Cost of non-capitalized repairs and general maintenance of the Project (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant, other tenants of the Project or other third parties).

         (h) Amortization of the cost of improvements or equipment which are capital in nature and which (i) are for the purpose of reducing Operating Costs of the Project, up to the amount saved as a result of the installation thereof, as reasonably estimated by Landlord, or (ii) are required by any governmental authority, or (iii) replace any building equipment needed to operate the Project at the same quality levels as prior to the replacement. All such costs, including interest thereon, shall be amortized on a straight-line basis over the useful life of the capital investment items, as reasonably determined by Landlord, but in no event beyond the reasonable useful life of the Project as a first-class office project.

         (i) The actual management fee paid, not to exceed four percent (4%) of gross rents per annum and all items reimbursable to the Project manager, if any, pursuant to any management contract for the Project.

     "Operating Costs" shall not include (i) specific costs for any capital repairs, replacements or improvements, except as provided above; (ii) expenses for which Landlord is reimbursed, refunded or indemnified (either by an insurer, condemnor, tenant, warrantor or otherwise) to the extent of funds received by Landlord; (iii) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants); (iv) payments for rented equipment, the cost of which would constitute a capital expenditure not permitted pursuant to the foregoing if the equipment were purchased; (v) interest or amortization payments, or the cost of financing or refinancing on any mortgages or the costs of sale of the Building; (vi) net basic rents under ground leases; (vii) costs representing an amount paid to an affiliate of Landlord which is in excess of the amount which would have been paid in the absence of such relationship; or (viii) costs specially billed to specific tenants and the cost of services supplied to tenants of the Building and not made available to Tenant on the same basis; (ix) fines or penalties of any kind or nature incurred by Landlord, other than fines or penalties incurred wholly or partly as a result of Tenant's conduct on or about the Premises or Tenant's breach of this Lease; (x) costs for the repair of damage caused by the willful misconduct of Landlord or its agents, employees, or contractors; (xi) costs directly attributable to any breach of Landlord's duties under the lease or to any breach by Landlord or the Tenant of any other lease of space in the Building; and (xii) management fees, to the extent that a change in the method or formula of calculating management fees in any year after calendar year 1999 from that method or formula used during calendar year 1999 results in an increase in management fees. There shall be no duplication of costs or reimbursement. Landlord shall not include in the calculation of Excess Operating Costs any item which is properly includable in Base Operating Costs in accordance with generally accepted accounting principles consistently applied.

     Section 5.03. If the Building is not fully occupied (meaning ninety five (95%) of the Net Rentable Area of the Building) during any full or fractional year of the Term, the actual Operating Costs that vary according to occupancy shall be adjusted for such year to an amount which Landlord estimates would have been incurred in Landlord's reasonable judgment had the Building been fully occupied.

     Section 5.04. If during the Term any change occurs in either the number of square feet of the Net Rentable Area of the Premises or of the Net Rentable Area of the Building, Excess Operating Costs shall be adjusted, effective as of the date of any such change. Landlord shall promptly notify Tenant in writing of such change and the reason therefor. Any changes made pursuant to this Section
5.04 shall not alter the computation of Excess Operating Costs as provided in this Article 5, but, on and after the date of any such change, Excess Operating Costs pursuant to Section 5.01(a) shall be computed upon Tenant's Share thereof, as adjusted. If such estimated payments of Tenant's Share are so adjusted during a year, a reconciliation payment for Excess Operating Costs pursuant to this
Article 5 for the calendar year in which such change occurs shall be computed pursuant to the method set forth in Section 5.01(b), such computation to take into account the daily weighted average of Excess Operating Costs during such year.

     Section 5.05. In addition to the adjustment to the monthly rent for increases in Real Estate Taxes and Operating Expenses, Tenant's Initial Base Rental Rate shall be increased at each lease anniversary, by three (3%) percent of the previous year's rental rate pursuant to Section 4.02 (and not in duplication thereof).

                                   ARTICLE 6.

                                     PARKING

     Landlord hereby grants to Tenant a license to use in common with other tenants and with the public the Parking Facilities and shall issue three (3) Parking Permits for such use. Each such Parking Permit shall entitle Tenant to one unassigned parking space in the Parking Facilities. Landlord hereby also grants to Tenant a license to use one (1) parking space at a location designated by Landlord in the parking facilities in the Building and shall issue one (1) Parking Permit to Tenant for such use, subject to Tenant's compliance with Landlord's rules governing use of the Parking Permit. The initial monthly Parking Fees for each Parking Permit for the year in which the Commencement Date occurs are set forth in Article 1. All Parking Fees shall be payable, as Additional Rent, in advance on the first day of each calendar month during the Term. Parking Fees may be increased by Landlord at any time and from time to time in accordance with the Parking Fees Landlord is then charging other users for parking in the parking facilities in the Building or for unassigned parking in the Parking Facilities, as the case may be. If Tenant fails to pay all or any part of the Parking Fees, then Landlord, at its option, shall have the right to treat such failure as a default under this Lease and, furthermore, to terminate such Parking Permits, without legal process, and to remove Tenant, Tenant's vehicles or those of its employees, licensees or invitees and all of Tenant's personal property from the Parking Facilities all in accordance with applicable law.

                                   ARTICLE 7.

                              SERVICES OF LANDLORD

     Section 7.01. A. During the Term, Landlord shall furnish Tenant with the following services: (a) hot and cold water in Building Standard bathrooms and chilled water in Building Standard drinking fountains; (b) electrical power sufficient for lighting the Premises and for the operation therein of typewriters, voicewriters, calculating machines, word processing equipment, photographic reproduction, copying machines, computers and related equipment and similar items of business equipment; (c) heating, ventilating or air-conditioning, as appropriate, during Business Hours (Holidays excepted), sufficient to maintain temperatures and humidities of not less than 68 degrees (dry bulb) in the winter and not greater than 74 degrees (dry bulb) in the summer, in accordance with standards of buildings comparable to the building in the Bethesda, Maryland central business district and in accordance with the air quality standards and/or recommendations promulgated by the Environmental Protection Agency, the Occupational Safety and Health Administration, and other applicable authorities, (d) electric lighting for the Common Areas of the Project; (e) passenger elevator service, in common with others, for access to and from the Premises twenty-four (24) hours per day, seven (7) days per week; provided, however, that Landlord shall have the right to limit the number of (but not cease to operate all) elevators to be operated after Business Hours and on Saturdays, Sundays and Holidays; (f) customary janitorial cleaning services after Business Hours Monday through Friday, exclusive of Holidays, (g) replacement, as necessary, of all Building Standard lamps and ballasts in Building Standard light fixtures within the Premises, (h) a "Kastle," or equivalent electronic security system providing secured, after Business Hours access to the Building and the elevators therein by means of a card controlled or equivalent central station monitor system. All services referred to in this
Section 7.01A shall be provided by Landlord and paid for by Tenant as part of Base Operating Costs and Excess Operating Costs, except that Tenant shall pay Landlord the cost of $9.00 per card for each card beyond the first two cards issued by Landlord to tenant for the operation of the security system described in subsection (h) above, and (i) Restroom facility keys for access to the ninth
(9th) floor Ladies' Restroom facilities.

         B. If Tenant requires air-conditioning, heating or other services routinely supplied by Landlord, including cleaning services, for hours or days in addition to the hours and days specified in Section 7.01A, Landlord shall make reasonable efforts to provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the actual cost of such additional service; provided, however, that, if any other tenants served by the equipment providing such additional service to the Premises request that Landlord concurrently provide such service to such other tenants, the cost of Landlord's providing such additional and concurrent service shall be prorated among all of such tenants requesting such service. Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in default under this Lease unless Tenant pays to Landlord, in advance, the cost of such additional service. If any machinery or equipment which generates abnormal heat or otherwise creates unusual demands on the air-conditioning or heating system serving the Premises is used in the Premises and if Tenant has not, within five (5) days after demand from Landlord, taken such steps, at Tenant's expense, as shall be necessary to cease such adverse affect on the air-conditioning or heating system, Landlord shall have the right to install supplemental air-conditioning or heating units in the Premises, and the full cost of such supplemental units (including the cost of acquisition, installation, operation, use and maintenance thereof) shall be paid by Tenant to Landlord in advance or on demand.

         C. If Tenant's requirements for or consumption of electricity exceed the reasonable consumption limits of comparable office users in the building, Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises and shall bill Tenant periodically for such additional service. The degree of such additional consumption and potential consumption by Tenant shall be determined at Landlord's election, exercisable from time to time, by either or both (a) survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant, and (b) a separate meter in the Premises to be installed, maintained, and read by Landlord, all at Tenant's sole expense. Tenant shall not install any electrical equipment requiring special wiring unless approved in advance by Landlord which consent shall not unreasonably be withheld. At no time shall use of electric current in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's sole cost, if, in Landlord's reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses, or (iv) interfere with or disturb other tenants or occupants of the Building.

     Section 7.02. Landlord's obligation to furnish electrical and other utility services shall be subject to the rules and regulations of the supplier of such electricity or other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services.

     Section 7.03. No failure to furnish, or any stoppage of, the services referred to in this Article 7 resulting from any cause, other than Landlord's gross negligence or willful acts or omissions shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or entitle Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this Lease. Should any malfunction of any systems or facilities occur within the Project or should maintenance or alterations of such systems or facilities become necessary, Landlord shall repair the same promptly and with reasonable diligence, and Tenant shall have no claim for rebate, abatement of Rent or damages because of malfunctions or any such interruptions in service, unless such malfunction or interruption in services (i) renders the Premises untenantable for the normal conduct of Tenant's business at the Premises,; (ii) results from causes within Landlord's control; and (iii) extends for a period longer than five (5) consecutive Business Days, in which event Rent payable hereunder shall be abated for the entire period in which the Premises are so untenantable.

     Section 7.04. At Landlord's cost and expense, Landlord shall provide one listing of Tenant's name on the Building directory and shall provide Building Standard Signage on the suite entry door.

                                   ARTICLE 8.

                            ASSIGNMENT AND SUBLETTING

     Section 8.01. Neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, or in any sublease or the rent thereunder without Landlord's consent, not to be unreasonably withheld, conditioned, or delayed. The Premises or any part thereof shall not be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord in the manner hereinafter provided and such consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord's prior written consent thereto, which consent shall not be unreasonably withheld, conditioned, or delayed.

     Section 8.02. An assignment of this Lease shall be deemed to have occurred
(a) if in a single transaction or in a series of related transactions more than 50% in interest in Tenant, any guarantor of this Lease, or any subtenant (whether stock, partnership, interest or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such subtenant have less than a 50% interest in Tenant, such guarantor or such subtenant or (b) if Tenant's obligations under this Lease are taken over or assumed in consideration of Tenant leasing space in another office building. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or subtenant through the "over-the-counter" market or any recognized national securities exchange (other than by persons owning 5% or more of the voting calculation of such 50% interest in (a) above) shall not be included in the calculation of such 50% interest in (a) above.

     Section 8.03. Notwithstanding anything in Section 8.01 to the contrary, Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, (a) to sublet all or part of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) to assign this Lease to a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided that (i) such successor corporation assumes substantially all of the obligations and liabilities of Tenant and shall have assets, capitalization and net worth at least equal to the assets, capitalization and net worth of Tenant as of the date of this Lease or as of the date of such subletting or assignment, whichever is greater, as determined by generally accepted accounting principles, and (ii) Tenant provides in its notice to Landlord the information required in Section
8.04. For the purpose hereof "control" shall mean ownership of not less than 50% of all the voting stock or legal and equitable interest in such corporation or entity.

     Section 8.04. If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice no later than the time required for notice under Section 8.03 in the case of an assignment or subletting, or forty-five (45) days in advance of the proposed effective date of any other proposed assignment or sublease, specifying (a) the name, current address and business of the proposed assignee or sublessee, (b) the amount and location of the space within the Premises proposed to be so subleased, (c) the proposed effective date and duration of the assignment or subletting, and (d) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant also shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. For assignments and sublettings other than those permitted by Section 8.03, Landlord shall have a period of ten (10) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (a) to terminate this Lease as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder, except for obligations under Articles 17 and 22 and all other provisions of this Lease which expressly survive the termination hereof and recapture the portion of the Demised Premises Tenant wishes to sublease; or (b) to permit Tenant to assign or sublet such space; provided, however, that, if the rental rate agreed upon between Tenant and its proposed subtenant is greater than the rental rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then one-half (1/2) of all of such net profits form the sublease of the Premises (excess rent and other consideration) shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) Business Days after receipt thereof by Tenant; or (c) to refuse, in Landlord's reasonable discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. The parties agree that Landlord may reasonably refuse to consent to an assignment or subletting if the proposed assignee or subtenant is not financially creditworthy, is a governmental authority or agency, an organization or person enjoying sovereign or diplomatic immunity, a medical or dental practice (unless specifically provided as Tenant's Permitted Uses in Article 1 of this Lease), a school or training academy, a user that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or that will impose an excessive demand on or use of the facilities or services of the Building, a user having a nature, use or reputation not reasonably suited for urban multi-tenanted office buildings, a user employing in excess of one (1) employee for every one hundred fifty (150) square feet of leasable area, or a user having a nature competitive or disruptive to the business of Landlord. It shall also be reasonable for Landlord to refuse to consent to any assignment or subletting if
(i) Tenant is then in default under this Lease, or (ii) such assignment or subletting would cause a default under another lease in the Building or under any ground lease, deed of trust, mortgage, restrictive covenant, easement or other encumbrance affecting the Project, or (iii) such subletting, together with other sublettings then in effect, would result in more than 49% of the Premises being sublet and the proposed subtenant's not financially creditworthy. If Landlord should fail to notify Tenant in writing of its election within the aforesaid thirty (30) day period, Landlord shall be deemed to have elected option (c) above. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any permitted assignment or subletting and such payment shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (b) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which documents, (i) in the case of a permitted assignment, shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed, and
(ii) in the case of a permitted subletting, shall require such sublessee to comply with all terms of this Lease on Tenant's part to be performed. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

     Section 8.05. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Article 8 shall be void and shall constitute a material breach of this Lease. In no event, shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or improvement obligation in excess of available net insurance proceeds or condemnation award.

     Section 8.06. Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively "the Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code relating to bankruptcy, as amended, or under any other similar federal or state statute (collectively, the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

     If the Trustee proposes to assume or to assign this Lease or sublet the Premises (or any portion thereof) to any person who shall have made a bona fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, the Trustee shall give Landlord, and lessors and mortgagees of Landlord of which Tenant has notice, written notice setting forth the name and address of such person and the terms and conditions of such offer, no later than twenty (20) days after receipt of such offer, but in any event no later than ten
(10) days prior to the date on which the Trustee makes application to the bankruptcy court for authority and approval to enter into such assumption and assignment or subletting. Landlord shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to accept an assignment of this Lease or subletting of the Premises upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment or subletting of this Lease.

     The Trustee shall have the right to assume Tenant's rights and obligations under this Lease only if the Trustee: (i) promptly cures, or provides adequate assurance that the Trustee will promptly cure, any default under this Lease;
(ii) compensates, or provides adequate assurance that the Trustee will promptly compensate, Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and (iii) provides adequate assurance of future performance under this Lease. All payments of Rent required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

     The parties agree that for the purposes of the Bankruptcy Code relating to
(i) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate Landlord for actual pecuniary loss, the word "promptly" shall mean that cure of defaults and compensation will occur no later than one hundred twenty (120) days following the filing of any motion or application to assume this Lease; and (ii) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Landlord for "actual pecuniary loss," the term "actual pecuniary loss" shall mean, in addition to any other provisions contained herein relating to Landlord's damages upon default, payments of Rent, including interest at the Interest Rate on all unpaid Rent, all attorneys' fees and related costs of Landlord incurred in connection with any default of Tenant and in connection with Tenant's bankruptcy proceedings.

     Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

     Section 8.07. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Land or the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed provided, and to the extent that, the transferee of such title or interest shall have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Project subject to the terms of Section 18.02,. Landlord may transfer its interest in the Project without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms of this Lease.

                                   ARTICLE 9.

                                     REPAIRS

     Section 9.01. Except for ordinary wear and tear and except as otherwise provided in Section 9.02, Landlord shall perform all maintenance and make all repairs and replacements to the Premises (including the Leasehold Improvements) and the Building to keep same in good working order and condition. Tenant shall pay to Landlord the actual cost for (a) all maintenance, repairs and replacements within the Premises (including the Leasehold Improvements), other than (i) repairs and replacements necessitated by the willful misconduct or negligence of Landlord or its agents, employees, contractors, invitees or licensees to the extent the cost thereof is not collectible under Tenant's insurance, or, if Tenant is not carrying all of the insurance described in
Section 14.01A, to the extent such cost would not be covered by the insurance described in Section 14.01A if the same were in effect, and (ii) maintenance, repairs and replacements to the Central Building Systems located within the Premises, and (b) all repairs and replacements necessitated by damage to the Project (including the Building structure and the Central Building Systems within the Premises) caused by the negligence or willful misconduct of Tenant or its agents, contractors, invitees and licensees but only to the extent the cost thereof is not collectible under Landlord's insurance, or, if Landlord is not carrying all of the insurance described in Section 14.02, to the extent that such cost would not be covered by the insurance described in Section 14.02 if the same were in effect. Amounts payable by Tenant pursuant to this Section 9.01 shall be payable on demand after receipt of an invoice therefor from Landlord. Landlord has no obligation and has made no promise to maintain, alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease. In no event shall Landlord have any obligation to maintain, repair or replace any furniture, furnishings, fixtures or personal property of Tenant.

     Section 9.02. Tenant shall keep the Premises (including the Leasehold Improvements) in good order and in a safe, neat and clean condition. No representations respecting the condition of the Premises or the Building or the other portions of the Project have been made by Landlord to Tenant except as specifically set forth in this Lease. Except as provided in Section 10.01 or specifically consented to by Landlord, Tenant shall not perform any maintenance or repair work or make any replacement in or to the Premises (including the Leasehold Improvements) other than of a de minimis nature but rather shall promptly notify Landlord of the need for such maintenance, repair or replacement so that Landlord may proceed to perform the same pursuant to the provisions of
Section 9.01. In the event Landlord specifically consents to the performance of any maintenance, or the making of any repairs or replacements by Tenant and Tenant fails to promptly commence and diligently pursue the performance of such maintenance or the making of such repairs or replacements, then Landlord, at its option, may perform such maintenance or make such repairs and Tenant shall reimburse Landlord, on demand after Tenant receives an invoice therefor, the cost thereof.

     Section 9.03. All repairs which may be made by Tenant pursuant to Section
9.02 shall be performed in a good and workmanlike manner by contractors or other repair personnel selected by Tenant from an approved list of contractors and repair personnel maintained by Landlord in the Project's management office; provided, however, that neither Tenant nor its contractors or repair personnel shall be permitted to do any work affecting the Central Building Systems. In no event shall such work be done for Landlord's account or in a manner which allows any liens to be filed in violation of Article 11. To the extent any repairs involve the making of alterations to the Premises, Tenant shall comply with the provisions of Article 10, and Tenant shall comply with the provisions of Section
10.02 with regard to any construction, alteration or repair work performed by or on behalf of Tenant with respect to the Premises.

     Section 9.04. Subject to the other provisions of this Lease imposing obligations regarding repair upon Tenant, Landlord shall repair all machinery and equipment necessary to provide the services of Landlord described in Article 7 and all portions of the Project which are not a part of the Premises and are not leased to others (provided that Tenant shall pay the costs of any repair to such systems, or the Project, or any part thereof damaged by Tenant or Tenant's employees, customers, clients, agents, licensees and invitees but only to the extent the cost thereof is not collectible under Landlord's insurance, or, if Landlord is not carrying all of the insurance described in Section 14.02, to the extent that such cost would not be covered by the insurance described in Section
14.02 if the same were in effect). Subject to other terms of this Lease specifically imposing obligations regarding repair upon Tenant, and further subject to the provisions of Article 15 and Article 16 of this Lease, Landlord shall repair and maintain the other parts of the Building not leased to Tenant and the

Common Areas to a standard comparable to that of other office buildings in the Bethesda, Maryland central business district.

                                   ARTICLE 10.

                                   ALTERATIONS

     Section 10.01. Tenant shall not at any time during the Term make any alterations to the Premises without first obtaining Landlord's written consent thereto, which consent Landlord shall not unreasonably withhold, provided, however, that Landlord shall not be deemed unreasonable by refusing to consent to any alterations which are visible from the exterior of the Building or the Project, which will or are likely to cause any weakening of any part of the structure of the Premises, the Building or the Project or which will or are likely to cause damage or disruption to the Central Building Systems or which are prohibited by any underlying ground lease or mortgage. Should Tenant desire to make any alterations to the Premises, Tenant shall submit all plans and specifications for such proposed alterations to Landlord for Landlord's review before Tenant allows any such work to commence, and Landlord shall promptly approve or disapprove such plans and specifications for any of the reasons set forth in this Section 10.01 or for any other reason reasonably deemed sufficient by Landlord. Tenant shall select and use only contractors, subcontractors or other repair personnel approved by Landlord (such approval not to be unreasonably withheld). Upon Tenant's receipt of written approval from Landlord and any required approval of any mortgagee or lessor of Landlord, and upon Tenant's payment to Landlord of (a) a reasonable fee prescribed by Landlord for the work of Landlord and Landlord's employees and representatives in reviewing and approving such plans and specifications and (b) the fees, if any, charged by any mortgagee or lessor of Landlord for such review and approval, Tenant shall have the right to proceed with the construction of all approved alterations, but only so long as such alterations have been approved (with all necessary permits having been issued) by the appropriate governmental authorities and are in strict compliance with the plans and specifications so approved by Landlord and with the provisions of this Article 10 including the use of contractors and repair personnel described above. All alterations shall be made at Tenant's expense, either by Tenant's contractors approved in advance by Landlord, or, at Tenant's option, by Landlord on terms reasonably satisfactory to Tenant, including a reasonable fee to Landlord of performing such work to cover Landlord's overhead and a reasonable fee for Landlord's agent or manager in supervising and coordinating such work. If Tenant's contractors make such alterations, Landlord's agent or manager shall supervise and coordinate such Tenant's contractor's work. In no event, however, shall anyone other than Landlord or Landlord's employees or representatives perform any work affecting the Central Building Systems.

     Section 10.02. All construction, alterations and repair work done by or for Tenant shall (a) be performed in such a manner as to maintain harmonious labor relations, (b) not adversely affect the safety of the Project, the Building or the Premises or the systems thereof and not affect the Central Building Systems,
(c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements, (d) not result in any usage in excess of Building Standard of water, electricity, gas, or other utilities or of heating, ventilating or air-conditioning (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto, (e) be completed promptly and in a good and workmanlike manner and in compliance with, and subject to, all of the provisions of Article 2 of Exhibit C hereof and (f) not disturb Landlord or other tenants in the Building. After completion of any alterations to the Premises Tenant will deliver to Landlord a copy of "as built" plans and specifications depicting and describing such alterations.

     Section 10.03. All leasehold improvements, alterations and other physical additions made to, or installed by or for Tenant in, the Premises (including the Leasehold Improvements) shall be and remain Landlord's property (except Tenant's furniture, personal property and movable trade fixtures) and shall not be removed without Landlord's written consent. Tenant agrees to remove, at Tenant's expense, all of its furniture, personal property and movable trade fixtures, and, if directed to or permitted to do so by Landlord in writing, Tenant agrees to remove, at Tenant's expense, all, or any part of, the leasehold improvements, alterations and other physical additions made by Tenant to the Premises, after the Commencement Date, on or before the Expiration Date or any sooner date of termination of this Lease and Tenant shall repair, or promptly reimburse Landlord for the cost of repairing, all damage done to the Premises or the Building by such removal. Any leasehold improvements, alterations or physical additions made by Tenant which Landlord does not direct or permit Tenant to remove at any time during or at the end of the Term shall become the property of Landlord at the end of the Term without any payment to Tenant. If Tenant fails to remove any of Tenant's furniture, personal property or movable trade fixtures by the Expiration Date or any sooner date of termination of the Term or, if Tenant fails to remove any leasehold improvements, alterations or other physical additions made by Tenant to the Premises which Landlord has in writing directed Tenant to remove, Landlord shall have the right, on the fifth (5th) day after Landlord's delivery of written notice to Tenant to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all reasonable costs of such disposition of Tenant's abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 10.03 shall survive the expiration or any termination of this Lease. Notwithstanding the foregoing, Tenant shall only be required to remove any alterations or Leasehold Improvements made by it if, at the time that it obtains Landlord's approval of such alterations or Leasehold Improvements, Landlord notifies Tenant that it will require removal of such alterations or Leasehold Improvements at the termination of the lease.

                                   ARTICLE 11.

                                      LIENS

     Section 11.01. Tenant shall keep the Project, the Building and the Premises and Landlord's interest therein free from any liens arising from any work performed, materials furnished, or obligations incurred by or on behalf of Tenant (other than by Landlord pursuant to Exhibit C). Notice is hereby given that neither Landlord nor any mortgagee or lessor of Landlord shall be liable for any labor or materials furnished, if any, to Tenant except as furnished to Tenant by Landlord pursuant to Exhibit C. If any lien is filed for such work or materials, such lien shall encumber only Tenant's interest in leasehold improvements on the Premises. Within ten (10) days after Tenant learns of the filing of any such lien, Tenant shall notify Landlord of such lien and shall either discharge and cancel such lien of record or deposit into court cash or bonds sufficient under the laws of the State of Maryland to cover the amount of the lien claim plus any penalties, interest, attorneys' fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond such lien within twenty (20) calendar days after written demand from Landlord, Landlord shall have the right, at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all reasonable amounts so paid by Landlord, including expenses, interest, and attorneys' fees.

                                   ARTICLE 12.

                          USE AND COMPLIANCE WITH LAWS

     Section 12.01. The Premises shall be used only for offices for the conduct of Tenant's business limited to the uses specifically set forth in the Basic Lease Information and for no other purposes whatsoever. Tenant shall use and maintain the Premises in a clean, safe, lawful manner and shall not allow within the Premises any offensive noise, odor, conduct or nuisance or permit Tenant's employees, agents, licensees or invitees to create a nuisance or act in a disorderly manner within the Building or the Project. Any statement as to the particular nature of the business to be conducted by Tenant in the Premises and uses to be made thereof by Tenant as set forth in the Basic Lease Information shall not constitute a representation or warranty by Landlord that such business or uses are lawful or permissible under any certificate of occupancy for the Premises or the Building or are otherwise permitted by law.

     Section 12.02. Tenant shall, at Tenant's sole expense, (i) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, including any laws, orders, ordinances, and regulations relating to the use or consumption of hazardous substances by Tenant, its agents or employees, or the presence or removal of such substances in or from the Premises; (ii) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant's obligations hereunder or by or through other fault of Tenant; (iii) comply with all insurance requirements applicable to the Premises; (iv) comply with the Rules and Regulations contained in Exhibit F of this Lease, as the same may be changed from time to time; (v) cause Tenant's employees, agents, invitees, and contractors to refrain from smoking in the Building at all times (other than in a designated smoking area in the parking facilities of the Building which Landlord may designate at any time and from time to time); and (vi) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant's failure to comply with its obligations under clauses (i), (ii), (iii) or (iv) above. Tenant shall have no obligation to perform any structural alterations to Premises pursuant to the terms set forth in (i) above except to the extent such alterations are required to correct conditions which have been created by or at the request or insistence of Tenant or are required by reason of a breach of any Tenant's obligations hereunder or by or through other fault of Tenant. If Tenant receives notice of any such directive, order, citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice. The foregoing notwithstanding, Landlord shall make structural alterations or structural improvements required to comply with applicable laws and regulations unless such alterations or improvements are necessitated by Tenant's particular use of the Premises (as opposed to being necessitated by office use generally.)

                                   ARTICLE 13.

                              DEFAULT AND REMEDIES

     Section 13.01. The occurrence of any one or more of the following events shall constitute an Event of Default (herein so called) of Tenant under this
Lease: (a) if Tenant fails to pay any Rent hereunder as and when such Rent becomes due and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of past due Rent; (b) if Tenant fails to pay Rent on time more than twice in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period; (c) if Tenant vacates the Premises before the last year of the Term, or if the Premises become deserted or abandoned for more than forty-five (45) consecutive days, or if Tenant fails to take possession of the Premises on the Commencement Date or promptly thereafter unless Tenant's failure to take possession of the Premises is caused by Landlords default; (d) if Tenant permits to be done anything which creates a lien upon the Premises and fails to discharge, or bond such lien or post such security with Landlord as is required by Article 11; (e) if Tenant violates the provisions of Article 8 by attempting to make an unpermitted assignment or sublease; (f) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure; (g) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;
(h) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (i) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; (j) if Tenant fails to perform or observe any other material term of this Lease and such failure shall continue for more than twenty (20) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such twenty (20) day period, if Tenant does not commence to correct such default within said twenty (20) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time a failure to complete such correction could cause Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause a default under any deed of trust, mortgage, underlying lease, tenant leases or other agreements applicable to the Project; or (k) if Tenant fails to perform any term (other than the payment of Rent) of this Lease more than three (3) times in any period of twelve (12) months, notwithstanding that Tenant has corrected any previous failures within the applicable cure period.

     Section 13.02. Upon the occurrence of any Event of Default, Landlord shall have the right, at Landlord's option, to elect to do any one or more of the following without further notice or demand to Tenant:

         (a) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and, if Tenant fails to so surrender, Landlord shall have the right, in accordance with applicable law, without notice and without resorting to legal process, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor; and Tenant shall, and hereby agrees to, indemnify Landlord for all loss and damage which Landlord suffers by reason of such termination, including damages in an amount equal to the total of (1) the costs of recovering the Premises and all other expenses incurred by Landlord in connection with Tenant's default; (2) the unpaid Rent earned as of the date of termination, plus interest at the Interest Rate; (3) the amount by which total Base Rent which Landlord would have received under this Lease for the remainder of the Term, but discounted to the then present value at a rate of eight percent (8%) per annum, exceeds the fair market rental value on a net basis for the balance of the Term as of the time of such default, discounted to the then present value at a rate of eight percent (8%) per annum; and (4) all other sums of money and damages owing by Tenant to Landlord; or

         (b) enter upon and take possession of the Premises in accordance with applicable law without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and, if Landlord elects, relet the Premises on such terms as Landlord deems advisable, in which event Tenant shall pay to Landlord on demand the cost of repossessing, renovating, repairing, and altering the Premises for a new tenant or tenants and any deficiency between the Rent payable hereunder and the rent paid under such reletting; provided, however, that Tenant shall not be entitled to any excess payments received by Landlord from such reletting. Landlord's failure to relet the Premises shall not release or affect Tenant's liability for Rent or for damages, however, Landlord shall use commercially reasonable efforts to relet the Premises; or

         (c) enter the Premises without terminating this Lease in accordance with applicable law and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

     Section 13.03. No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.

     Section 13.04. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. Landlord's acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may occur or develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to Tenant from Landlord.

     Section 13.05. The rights granted to Landlord in this Article 13 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including all reasonable attorneys' fees incurred in connection with the collection of any sums due hereunder or the enforcement of any right or remedy of Landlord.


                                   ARTICLE 14.

                                    INSURANCE

      Section 14.01. A. Tenant, at its sole expense, shall obtain and keep in force during the Term the following insurance:

           (a) All Risk insurance, (including coverage for business interruption), insuring the Leasehold Improvements and Tenant's interest in the Premises and all property located in the Premises, including furniture, equipment, fittings, installations, fixtures, supplies and any other personal property, leasehold improvements and alterations in the Premises ("Tenant's Property"), in an amount equal to the full replacement value, it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property;

           (b) Comprehensive general public liability insurance including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability (with a cross liability clause and a severability of interests clause to cover Tenant's indemnities set forth herein), and products and completed operations liability, in aggregate limits not less than $2,000,000.00 inclusive on a claims basis or such higher limits as Landlord may require from time to time during the Term;

           (c) Worker's Compensation and Employer's Liability insurance, in form and amount as required by applicable law;

           (d) In the event Tenant performs any repairs or alterations to the Premises, Builder's Risk insurance on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises during the course of construction; and

           (e) Any other normal or necessary form or forms of insurance or any changes or endorsements to the insurance required herein as Landlord, or any mortgagee or lessor of Landlord, may require from time to time.

      B. Tenant shall have the right to include the insurance required by
Section 14.01A under Tenant's policies of "blanket insurance," provided that no other loss which may also be insured by such blanket insurance shall affect the insurance coverages required hereby and further provided that Tenant delivers to Landlord a certificate specifically stating that such coverages apply to Landlord, the Premises and the Project. All such policies of insurance or certificates thereof shall name Tenant as named insured thereunder and shall name as additional named insureds Landlord, and all mortgagees and lessors of Landlord of which Tenant has been notified, all as their respective interests may appear. All such policies or certificates shall be issued by insurers licensed to do business in the state of Maryland with a rating of "A-X" or better as established by Best's Rating Guide or an equivalent rating with such other publication of a similar nature as shall be in current use and shall be in form satisfactory from time to time to Landlord. Tenant shall deliver to Landlord certificates with copies of policies, together with satisfactory evidence of payment of premiums for such policies, by the Commencement Date, and, with respect to renewals of such policies, Tenant shall deliver the same not later than thirty (30) days prior to the end of the expiring term of coverage. All policies of insurance shall be primary and Tenant shall not carry any separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be maintained by Tenant under this Lease. All such policies and certificates shall contain an agreement by the insurers to notify Landlord and any mortgagee or lessor of Landlord in writing, by Registered U.S. mail, return receipt requested, not less than thirty (30) days before any material change, reduction in coverage, cancellation (including cancellation for nonpayment of premium) or other termination thereof or change therein and shall include a clause or endorsement denying the insurer any rights of subrogation against Landlord, if such clause or endorsement is obtainable without additional cost to Tenant.

      Section 14.02. Landlord shall insure the Building against damage, with casualty and comprehensive general public liability insurance, all in such amounts and with such deductibles as Landlord and Landlord's mortgagee reasonably deems appropriate. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant's Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.

      Section 14.03. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building, and Tenant shall comply with all requirements and regulations of Landlord's casualty and liability insurer. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor upon demand. Any such increase shall be considered Additional Rent payable with the next monthly installment of Base Rent becoming due under this Lease. In no event shall Tenant introduce or permit to kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance, other than those substances which constitute component parts of the office supplies and equipment ordinarily used or consumed by tenants of office space in the ordinary conduct of their business and brought onto the Premises by Tenant in ordinary quantities, provided Tenant exercises due care in transporting, using, consuming, and disposing of such substances and the storage and uses of such substances is in full compliance with this Section
14.03 and with Article 12 of this lease.

      Section 14.04. Landlord and Tenant each hereby waive any right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by the insurance policies carried by Landlord or Tenant (or which would have been covered if Tenant and Landlord respectively were carrying the insurance required by this Lease). Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease. Written notice of the terms of the above mutual waivers shall be given to the insurance carriers of Landlord and Tenant and the parties' insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers.

                                   ARTICLE 15.

                          DAMAGE BY FIRE OR OTHER CAUSE

      Section 15.01. If the Building or any portion thereof is damaged or destroyed by any casualty to the extent that, in Landlord's reasonable judgment,
(a) repair of such damage or destruction would not be economically feasible, or
(b) the damage or destruction to the Building cannot be repaired within one hundred eighty (180) days after the date of such damage or destruction, or if the proceeds from insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord's option, to terminate this Lease by giving Tenant notice of such termination, within sixty (60) days after the date of such damage or destruction.

      Section 15.02. If the Premises or any portion thereof is damaged or destroyed by any casualty against which Tenant is required to be insured under
Section 14.01, and if, in Landlord's reasonable opinion, the Premises cannot be rebuilt or made fit for Tenant's purposes within one hundred eighty days (180) after the date of such damage or destruction, or if the proceeds from the insurance Tenant is required to maintain pursuant to Article 14 (including the amount of proceeds which would have been available if Tenant was carrying such insurance) are insufficient to repair such damage or destruction, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving the other written notice, within sixty (60) days after such damage or destruction.

      Section 15.03. In the event of partial destruction or damage to the Building or the Premises which is not subject to Section 15.01 or 15.02 but which renders the Premises partially but not wholly untenantable, this Lease shall not terminate and Rent shall be abated in proportion to the area of the Premises which, in Landlord's reasonable opinion, cannot be used or occupied by Tenant for the conduct of Tenant's business as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to force majeure (as defined in Section 25.06) or to Tenant Delay and to the extent and availability of insurance proceeds, restore the Premises to as near the same condition as existed prior to such partial damage or destruction, provided that Tenant pays to Landlord Tenant's insurance proceeds as required in Section 15.05. In no event shall Rent abate or shall any termination occur if damage to or destruction of the Premises is the result of the negligence or willful act of Tenant, or Tenant's agents, employees, representatives, contractors, successors, assigns, licensees or invitees.

      Section 15.04. If the Building or the Premises or any portion thereof is destroyed by fire or other causes at any time during the last year of the Term, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within sixty (60) days after the date of such destruction.

      Section 15.05. Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building. If Landlord is required by this Lease or by any mortgagee or lessor of Landlord to repair or if Landlord undertakes to repair, Tenant shall pay to Landlord that amount of Tenant's insurance proceeds (or the amount which would have been received by Tenant if Tenant was carrying the insurance required by this Lease) which insures such damage as a contribution towards such repair, and Landlord shall use reasonable efforts to have such repairs made promptly and in a manner which will not unnecessarily interfere with Tenant's occupancy.

      Section 15.06. In the event of termination of this Lease pursuant to
Section 15.01, 15.02, or 15.04, then all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

                                   ARTICLE 16.

                                  CONDEMNATION

      Section 16.01. In the event the whole or substantially the whole of the Building or the Premises is taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), the Term shall cease and this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority.

      Section 16.02. In the event any portion of the Building shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord's judgment, is such that the Building cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant.

      Section 16.03. In the event that a portion, but less than substantially the whole, of the Premises shall be taken by condemnation, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and, unless Landlord exercises its option to terminate this Lease pursuant to Section 16.02, this Lease shall remain in full force and effect as to the remainder of the Premises provided Tenant can use remainder for conduct of its business.

      Section 16.04. In the event of termination of this Lease pursuant to the provisions of Section 16.01 or 16.02, the Rent shall be apportioned as of such date of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

      Section 16.05. All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

      Section 16.06. If any portion of the Project other than the Building is taken by condemnation or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking for use or occupancy of all or any part of the Premises, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term hereof. In the event of any such condemnation of any portion of the Project other than the Building, Landlord shall be entitled to appear, claim, prove and receive all of that award.

                                   ARTICLE 17.

                                 INDEMNIFICATION

      Section 17.01. Tenant hereby waives all claims against Landlord for damage to any property or injury to, or death of, any person in, upon, or about the Project, including the Premises, arising at any time and from any cause other than by reason of the negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors. Tenant shall, and hereby agrees to, indemnify and hold Landlord harmless from any damage to any property or injury to, or death of, any person arising from the use or occupancy of the Common Areas and the Premises by Tenant, its agents, employees, representatives, contractors, successors, assigns, licensees, or invitees, unless such damage is caused by the negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors and to the extent not covered by Tenant's insurance. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from the condition or design of, or any defect in, the Building or its mechanical systems and equipment which may exist or occur, fire, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow, or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling, or from the street or any other place, or by dampness or by any other cause whatsoever other than as a result of Landlord's negligence or willful misconduct. Landlord shall not be liable for any such damage caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by construction (unless caused by the negligence or willful misconduct of Landlord) or by any private, public or quasi-public work. Tenant, for itself and its agents, employees, representatives, contractors, successors and assigns, invitees and licensees, expressly assumes all risks of injury or damage to person or property, either proximate or remote, resulting from the condition of the Project or any part thereof other than as a result of Landlord's negligence or willful misconduct. Tenant's foregoing indemnity shall include reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord in any connection therewith. The provisions of this Article 17 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination. If Landlord is made a party to any litigation commenced by or against Tenant or relating to this Lease or to the Premises, and provided that in any such litigation Landlord is not finally adjudicated to be at fault, then Tenant shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred by or imposed upon Landlord because of any such litigation, and the amount of all such costs and expenses, including reasonable attorneys' fees and court costs, shall be a demand obligation owing by Tenant to Landlord.

      Section 17.02. Landlord shall, and hereby agrees to, indemnify and hold Tenant harmless from any damages in connection with loss of life, bodily or personal injury or property damage arising from any occurrence in the Common Areas of the Project or with respect to Landlord's maintenance, repair, replacement or operation of building systems or structure when not a result of the negligence or willful misconduct of Tenant and to the extent not covered by Tenant's insurance. Notwithstanding anything in this Article 17 to the contrary, Landlord shall not be liable to Tenant for any claims resulting from the gross negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors to the extent such claims are covered by the types of insurance Tenant is to maintain pursuant to Section 14.01A.

                                   ARTICLE 18.

                     SUBORDINATION AND ESTOPPEL CERTIFICATES

      Section 18.01. This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds of trust, mortgages, or other security instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such deeds of trust, mortgages or other security instruments. This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, however, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, or any mortgagee or lessor of Landlord, shall reasonably require, and if Tenant fails to so execute, acknowledge and deliver such instruments in a timely manner after Landlord's request, Tenant hereby irrevocably empowers Landlord (or any officer of Landlord) to execute, acknowledge, and deliver any such instruments and certificates. Tenant shall not unreasonably withhold, delay, or defer its written consent to reasonable modifications in this Lease which are a condition of any construction, interim or permanent financing for the Project or any reciprocal easement agreement affecting the Project, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant's use and enjoyment of the Premises or Tenant's rights under this Lease. This Lease is further subject and subordinate to: (a) all applicable ordinances of any governmental authority having jurisdiction over the Project relating to easements, franchises, and other interests or rights upon, across, or appurtenant to the Project; and (b) all utility and other easements and agreements, now or hereafter affecting the Project.

      Section 18.02. Notwithstanding the generality of the foregoing provisions of Section 18.01, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such deed of trust or mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such deed of trust or mortgage, or the sale of the Building under any such deed of trust or mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee, lessor or any person or entities succeeding to the interest of such mortgagee, lessor or the purchaser at any foreclosure sale ("Successor Landlord"), automatically become the tenant (or if the Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord shall not be: (i) bound by any termination, amendment, modification or surrender of the Lease without the Successor Landlord's written consent; (ii) bound by any advance payment of Base Rent or Additional Rent for more than the current month to any prior landlord (including Landlord) which was not delivered to the Successor Landlord; (iii) liable for any damages or subject to any offset or defense by Tenant to the payment of Rent by reason of any act or omission of any prior landlord (including Landlord) prior to the date that the Successor Landlord succeeds to the interest of Landlord; (iv) required to construct the Building or liable for any costs thereof; (v) in any way responsible for any deposit or security which was delivered to any prior landlord (including Landlord) but which was not subsequently delivered to the Successor Landlord; (vi) required to pay or credit to Tenant any tenant improvement allowances provided for in the Lease in the event the Successor Landlord elects not to construct the Building; or (vii) personally or corporately liable, in any event, beyond the limitations on landlord liability set forth in Section 25.05 of this Lease. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale, conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon demand at any time, before or after any such foreclosure or termination, execute, acknowledge, and deliver to the Successor Landlord any written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require; provided, however, that Landlord shall use its reasonable efforts to require that such instruments or certificates provide that upon such attornment and as long as Tenant is not in default hereunder, Tenant's possession of the Premises under this Lease shall not be disturbed.

      Section 18.03. Tenant shall, from time to time, within ten (10) days after request from Landlord, or from any mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced; the full amount of the Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee or lessor of Landlord. Any such certificate may be relied upon by Landlord, any Successor Landlord, or any mortgagee or lessor of Landlord. Landlord agrees periodically to furnish, when reasonably requested in writing by Tenant, certificates signed by Landlord containing information similar to the foregoing information.

      Section 18.04. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless (a) Tenant has given notice by registered or certified mail to any mortgagee or lessor of Landlord whose address shall have been furnished to Tenant, and (b) Tenant offers such mortgagee or lessor of Landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale, judicial foreclosure or other appropriate proceedings, if such should prove necessary to effect a cure.

                                   ARTICLE 19.

                            SURRENDER OF THE PREMISES

      Section 19.01. Upon the Expiration Date or earlier termination of this Lease, or upon any re-entry of the Premises by Landlord without terminating this Lease pursuant to Section 13.02(b), Tenant, at Tenant's sole cost and expense, shall peacefully vacate and surrender the Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved by Landlord or Tenant (provided that Tenant's improvements were made with Landlord's consent), reasonable use and wear thereof and repairs which are Landlord's obligations under Articles 9, 15 and 16 only excepted, and Tenant shall remove all of Tenant's Property and turn over all keys for the Premises to Landlord. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at will at monthly installments of Rent equal to the greater of one hundred twenty-five percent (125%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination or one hundred twenty-five percent (125%) of the fair market rental value of the Premises, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. Such indemnification of Landlord by Tenant shall not exceed the sum equal to the greater of two hundred percent (200%) of the monthly portion of rent in effect as of the date of expiration or earlier termination times the number of months holding over, or two hundred percent (200%) of the fair market rental value of the Premises. The provisions of this Article 19 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 20.

                           LANDLORD'S RIGHT TO INSPECT

      Section 20.01. Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall provide Landlord with new keys should Tenant receive Landlord's consent to change the locks. Landlord shall have the right to enter the Premises at reasonable hours and with reasonable notice to Tenant giving Tenant an opportunity to accompany Landlord (or, in the event of an emergency, at any hour and without notice to or accompaniment by Tenant) (a) to exhibit the same (i) to present or prospective mortgagees, lessors or purchasers during the Term, and (ii) to prospective tenants during the last twelve month period of the Term, (b) to inspect the Premises, (c) to confirm that Tenant is complying with all of Tenant's covenants and obligations under this Lease, (d) to clean or make repairs required of Landlord under the terms of this Lease, (e) to make repairs to areas adjoining the Premises, and (f) to repair and service utility lines or other components of the Building; provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant's business including, without limitation, endeavoring to make non-emergency repairs to the Premises after Business Hours. Landlord shall not be liable to Tenant for the exercise of Landlord's rights under this Article 20, and Tenant hereby waives any claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.


                                   ARTICLE 21.

                                SECURITY DEPOSIT

      Section 21.01. Tenant's Security Deposit shall be held by Landlord, with interest to accrue to Tenant at three percent (3%) per annum, as security for the performance of Tenant's convenants and obligations under this Lease. Unless required by applicable law, Landlord shall not be required to keep the Security Deposit segregated from other funds of Landlord. Tenant shall not assign or in any way encumber the Security Deposit. Upon the occurrences of any Event of Default by Tenant, Landlord shall have the right, without prejudice to any other remedy, to use the Security Deposit or portions thereof to the extent necessary to pay any arrearages in Rent and any other damage, injury or expense. Following any such application of all or any portion of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant, provided that Tenant surrenders the Premises without damage pursuant to Article 19. If Landlord transfers its interest in the Premises during the Term, Landlord shall assign the Security Deposit to the transferee, and thereafter Landlord shall have no further liability to Tenant for the Security Deposit.

                                   ARTICLE 22.

                                    BROKERAGE

      Section 22.01. Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, other than with the Broker, and each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including court costs, investigation costs, and reasonable attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker, other than with the Broker. This provision shall survive the expiration or earlier termination of this Lease. Landlord shall pay all fees and commissions payable to the Broker, pursuant to a separate agreement.

                                   ARTICLE 23.

                       OBSERVANCE OF RULES AND REGULATIONS

      Section 23.01. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations (herein so called) attached to this Lease as such Rules and Regulations may be reasonably changed from time to time. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided Landlord gives Tenant prior notice of such changes and provided that such new rules and regulations or changes in existing rules and regulations do not conflict with this Lease and do not materially interfere with the lawful conduct of Tenant's business in the Premises. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations. Landlord will enforce the rules evenly to all Tenants.

                                   ARTICLE 24.

                                     NOTICES

      Section 24.01. All notices, consents, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, "notices") shall be deemed given, whether actually received or not, when dispatched for delivery by air express courier (with signed receipts) to the other party, or on the second Business Day after deposit in the United States mail, postage prepaid, certified, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt. The addresses of the parties for notices are set forth in the Basic Lease Information, or any such other addresses subsequently specified by each party in notices given pursuant to this Section.

                                   ARTICLE 25.

                                  MISCELLANEOUS

      Section 25.01. Professional Fees. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its actual professional fees such as appraisers', accountants' and attorneys' fees, investigation costs, and other legal expenses and court costs incurred by the prevailing party in such action or proceeding. The parties shall be obligated to demand their professional fees be reasonable.

      Section 25.02. Reimbursements by Tenant. Wherever this Lease requires Tenant to reimburse Landlord for the cost of any item, such costs will be the reasonable and customary charge periodically established by Landlord for such item. Landlord shall keep in its on-site manager's office a schedule of such charges (which Landlord may periodically change) for Tenant's examination. The schedule of charges may include, at the discretion of Landlord, a reasonable allocation of overhead, administrative, and related costs and a reasonable profit for Landlord's agent or manager who performs such services or arranges for the performance of such services. All such charges shall be payable within thirty (30) days as Additional Rent.

      Section 25.03. Severability. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected.

      Section 25.04. Non-Merger. There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate in the Project or any interest in such fee estate.

      Section 25.05. Landlord's Liability. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Project. No other assets of Landlord or any partners, directors, officers, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

      Section 25.06. Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant. Force Majeure shall not excuse or delay Tenant's obligation to pay Rent or any other amount due under this Lease.

      Section 25.07. Headings. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires.

      Section 25.08. Successors and Assigns. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, and successors and assigns of the parties hereto. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, Tenant's obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant's obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section 25.08 shall be deemed to override Article 8.

      Section 25.09. Representations of Landlord. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Parking Facilities, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

      Section 25.10. Entire Agreement; Amendments. This Lease and the Exhibits attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

      Section 25.11. Authority of Tenant. If Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the State of Maryland and in good standing with the State of Maryland that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Tenant signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules, and governmental regulations relative to Tenant's right to do business in the State of Maryland, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.

      Section 25.12. Governing Law. This Lease shall be governed by and construed under the laws of the State of Maryland. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the State of Maryland. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

      Section 25.13. Use of Name of Building. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not do or permit the doing of anything in connection with Tenant's business or advertising (including brokers' flyers promoting sublease space) which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building, or the Land.

      Section 25.14. Ancient Lights. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

      Section 25.15. Changes by Landlord. Landlord shall have the unrestricted right to make changes to all portions of the Project in Landlord's reasonable discretion for the purpose of improving access or security to the Project or the flow of pedestrian and vehicular traffic therein. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, bathrooms, or any other Common Areas so long as reasonable access to the Premises remains available and Tenant's use of the Premises is not materially adversely affected. Landlord shall also have the right (a) to rearrange, change, expand or contract portions of the Project constituting Common Areas, (b) to use Common Areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof, and (c) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Landlord shall be entitled to change the name or address of the Building or the Project. Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord.

      Section 25.16. Time of Essence. Time is of the essence of this Lease.

      Section 25.17. Acceptance by Landlord. The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless said Lease is consented to by any mortgagee, and any lessor of Landlord, to the extent such consent is required, and Landlord executes a copy of this Lease and delivers the same to Tenant.

      Section 25.18. Performance by Tenant. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any Rent, other than Base Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for longer than the period of cure, if any, permitted in Section 13.01, then Landlord, without waiving or releasing Tenant from obligations of Tenant, may, but shall not be obligated to, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

      Section 25.19. Financial Statements. At any time during the term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant in the ordinary course of business.

      Section 25.20. Memorandum of Lease. Tenant shall, at the request of Landlord, execute, acknowledge and deliver to Landlord a memorandum of this Lease in recordable form, setting forth the names of the parties hereto, the Commencement

Date, the Expiration Date, and other pertinent data regarding this Lease. Said Memorandum of Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease. Landlord may elect, at its sole expense, to record said Memorandum of Lease.

                                   ARTICLE 26.

                                OTHER DEFINITIONS

      When used in this Lease, the terms set forth hereinbelow shall have the following meanings:

           (a) "Building Standard" shall mean those items which Landlord establishes as standard for the Building from time to time.

           (b) "Business Days" shall mean Monday through Friday (except for Holidays); "Business Hours" shall mean 8:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays (except for Holidays); and "Holidays" shall mean those holidays designated as national holidays by the government of the United States.

           (c) "Common Areas" shall mean those certain areas and facilities of the Building and those certain improvements to the Land which are from time to time provided by Landlord for the use of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements include any and all corridors, elevators, elevator foyers, vending areas, bathrooms, electrical and telephone rooms, mechanical rooms, janitorial areas and other similar facilities of the Building and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, tunnels, pedestrian ways, skybridges and loading docks. Landlord reserves the right to restrict access to any of the Common Areas as Landlord may, in the exercise of sound business judgement, deem to be appropriate.

           (d) The words "day" or "days" shall refer to calendar days, except where "Business Days" are specified.

           (e) The words "herein," "hereof," "hereby," "hereunder" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section thereof unless expressly so stated.

           (f) The words "include" and "including" shall be construed as if followed by phrase "without being limited to."

           (g) "Net Rentable Area" shall be determined by the Washington Board of Realtors Standard Method of Measurement attached hereto as Exhibit E.

           (h) Reference to Landlord as having "no liability to Tenant" or being "without liability to Tenant" or words of like import shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of Tenant's other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

           (i) A "repair" shall be deemed to include such rebuilding, replacement and restoration as may be necessary to achieve and maintain good working order and condition.

           (j) The "termination of this Lease" and words of like import includes the expiration of the Term or the cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term shall end at 11:59 p.m. on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease and (ii) for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination. In any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of the date of such termination) which shall have accrued to or with respect to any period ending at the time of termination, shall survive the termination of this Lease.

           (k) The "terms of this Lease" shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements contained in this Lease.

           (l) "Tenant" shall be deemed to include Tenant's successors and assigns (to the extent permitted by Landlord) and any and all occupants of the Premises permitted by Landlord and claiming by, through or under Tenant.

           (m) A "year" shall mean a calendar year.




                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereunto and have caused this Lease to be executed by duly authorized officials thereof as of the day and year set forth on the cover page hereof.

                          LANDLORD:

                          THE AMERICAN OCCUPATIONAL THERAPY ASSOCIATION, INC., a District of Columbia non-profit corporation


                          By:
                             ---------------------------------------------------
                          Name:  Jeanette Bair
                          Title:  Executive Director



                          TENANT:
                          The Weathersby Group, Inc.
                          A ____________________ corporation


                          By:
                             ---------------------------------------------------

                          Name:


                          Title:

                                    EXHIBIT A

                           FLOOR PLAN OF THE PREMISES


      [THIS EXHIBIT IS INTENDED SOLELY TO IDENTIFY THE APPROXIMATE LOCATION OF THE PREMISES AND SHOULD NOT BE RELIED ON FOR ANY OTHER PURPOSE.]



                                [To be provided]

                                    EXHIBIT B

                                    THE LAND


                                Legal Description

Lot 7 in Block 24-C in a subdivision known as "EDGEMOOR" as per plat thereof recorded in Plat Book 154 at plat 17557 among the Land Records of Montgomery County, Maryland.

TOGETHER WITH the right to the use thereof as a parking facility over the land described in Deed dated August 27, 1980, from the Montgomery Building Limited Partnership to the National Foundation for Cancer Research recorded in Liber 5564 at folio 230 among the Land Records of Montgomery County, Maryland, as such right is reserved in said Deed.

ALSO TOGETHER WITH the right to the use thereof as a parking facility over the land described in Deed dated August 3, 1981, from the Montgomery Building Limited Partnership to the National Foundation for Cancer Research recorded in Liber 5744 at folio 584 among the Land Records of Montgomery County, Maryland, as such right is reserved in said Deed.

                                    EXHIBIT C

                             LEASEHOLD IMPROVEMENTS

                                    ARTICLE 1

                                   DEFINITIONS

     The terms defined in Article 1 of this Exhibit C, for all purposes of this Exhibit C, shall have the meanings herein specified, and, in addition to the terms defined herein, the definitions in the Basic Lease Information and otherwise in this Lease shall also apply to this Exhibit C.

      1.01. "Architectural Plans" shall mean one hundred percent (100%) fully coordinated and complete, accurate architectural working drawings and specifications for the Leasehold Improvements for the Premises prepared by Landlord's Architect including all architectural dimensioned plans showing wall layouts, wall and door locations, power and telephone locations and reflected ceiling plans and further including elevations, details, specifications and schedules according to accepted AIA standards.

      1.02. Intentionally Deleted

      1.03. "Landlord's Contractor" means the person or firm from time to time selected by Landlord to construct and install the Leasehold Improvements in the Premises.

      1.04. "Landlord's Designer" shall mean the architect or space planner engaged by Landlord to review the Plans for the Leasehold Improvements as contemplated by Article 2 hereof.

      1.05. Intentionally Deleted

      1.06. "Landlord's Work" means the Building Shell Work items which are supplied, installed, and finished by Landlord and which shall be paid for by Landlord as provided for below.

      1.07. "Leasehold Improvements" shall mean the aggregate of the Landlord's Work and Tenant's Work.

      1.08. "MEP Plans" shall mean one hundred percent (100%) fully coordinated and complete mechanical, electrical and plumbing plans, schedules and specifications for the Leasehold Improvements for the Premises, prepared by Landlord's MEP Engineers in accordance and in compliance with the requirements of applicable building, plumbing, and electrical codes and the requirements of any authority having jurisdiction over or with respect to such plans, schedules and specifications, which are complete, accurate, consistent and fully coordinated with and implement and carry out the Architectural Plans.

      1.09. "Non-Building Standard" means all materials, finishes, and workmanship used in connection with the construction and installation of the Leasehold Improvements which deviate from Landlord's Standard Improvements.

      1.10. "Plans" shall mean the Architectural Plans together with the MEP Plans, and if applicable, the Structural Plans.

      1.11. "Structural Plans" shall mean one hundred percent (100%) fully coordinated and complete structural plans, schedules and specifications, if any, for the Leasehold Improvements for the Premises, prepared by Landlord's contractor in accordance and in compliance with the requirements of any authority having jurisdiction over or with respect to such plans, schedules and specifications, which are complete, accurate, consistent and fully coordinated with and implement and carry out the Architectural Plans and MEP Plans.

      1.12. "Tenant's Architect" shall mean the reputable architect engaged and approved by Landlord to prepare the Architectural Plans.

      1.13. "Tenant's Expenditure Authorization" means an authorization by Tenant to Landlord to expend funds on behalf of Tenant for Tenant's Work.

      1.14. "Tenant's MEP Engineers" shall mean the engineers engaged by Tenant and approved by Landlord in writing to prepare the MEP Plans.

      1.15. "Tenant's Structural Engineers" shall mean the engineers engaged by Tenant and approved by Landlord in writing to prepare the Structural Plans.

      1.16. "Tenant's Work" means the items set forth in the Plans, other than Landlord's work.

                                    ARTICLE 2

                             COMPLETION OF PREMISES

      2.01. Tenant shall supply all information needed for the preparation of plans and finishes to Landlord's space planner. Landlord's planner shall produce and supply preliminary plans, architectural working drawings, reflected ceiling plan, and a schedule of finishes for all Building Standard and above Building Standard Work. Approval of the Plans by Tenant shall mean that Tenant has reviewed and understands the Plans, and that the Plans are in complete conformance with Tenant's requirements. Upon Tenant's approval of these Plans, any changes requested by the Tenant shall be performed at Tenant's cost. It is understood and agreed that Landlord in no way warrants the accuracy of the Plans and Landlord shall not have any liability to Tenant, or anyone claiming through Tenant as a result of such plans unless and until Tenant signs the final plans. Tenant shall perform a field verification to independently determine the existing conditions, specifications and dimensions of the Premises.

      2.02. As soon as practicable after the execution of this Lease, Landlord shall prepare and deliver to Tenant the Architectural Plans, the MEP Plans, and if structural work is required, the Structural Plans, stamped for permit filing, together with any underlying detailed information Landlord may require in order to evaluate the Plans and/or to determine the cost for the Tenant Work contemplated by the Plans. Landlord and Tenant shall, however, meet prior to such delivery to discuss Tenant's estimate of costs, long lead items, and the schedule for completion of Tenant's Work. After Tenant's receipt of the Plans, Tenant shall notify Landlord in writing as to whether Tenant approves or disapproves such Plans. Approval of Plans by Tenant shall mean that Tenant has reviewed and understands the Plans, and that the Plans are in complete conformance with Tenant's requirements. Upon Landlord's subsequent approval of these Plans, any changes requested by the Tenant shall be performed at Tenant's cost. After Landlord's approval of the Plans, Landlord will prepare and deliver a statement of the estimated cost for the Tenant's Work (i.e. the Tenant's Expenditure Authorization), which will consist of negotiated proposals received by Landlord's contractor for major trades (i.e., MEP and dry wall) and lump-sum bids for finish trades (i.e., millwork), together with a schedule for completion of construction of the Leasehold Improvements. Within two (2) Business Days after Tenant's receipt of the cost statement and schedule, Tenant will approve or disapprove the same. If Tenant fails to expressly disapprove the cost statement within this two (2) Business Day period, then Landlord shall be authorized to proceed thereon. If any changes are requested by Tenant during preparation or after completion of the Plans, Tenant will be responsible for all architectural and mechanical engineering costs resulting from such changes.

      2.03. All work involved in the construction and installation of the Leasehold Improvements shall be carried out by Landlord's Contractor under the sole direction of Landlord, and with respect to all Leasehold Improvements other than a Demising Partition stated in Section 3.01 of this Exhibit C, at Tenant's cost and expense. Tenant shall cooperate with Landlord, Landlord's Contractor, and Landlord's Designer to promote the efficient and expeditious completion of such work.

      2.04. Tenant shall pay Landlord for all installations and engineering, including, but not limited to, such items as supplemental heating and air conditioning equipment, ducts, exhaust fans or vents, humidifiers, special controls or motors, electrical panel boxes, meters, exhaust systems, plumbing, cabinetry, and raised flooring that may be required for a computer room or any similar installations. Landlord's contractor will prepare an estimate of costs for Tenant's approval and Tenant will be required to pay for the additional costs required by Landlord's contractor agreement prior to commencement of work. Landlord agrees to provide Tenant with an allowance toward the construction of the Tenant's Work equal to twenty-eight thousand four hundred forty-eight dollars ($28,448.00) ("Tenant's Allowance"). Accordingly, the cost of the Tenant's Work for purposes of this Section shall be reduced by Tenant's Allowance. Tenant agrees that in the event of default of payment for Tenant's Work, Landlord (in addition to all other remedies) shall have the same rights as in the event of default of payment of Rent under this Lease.

      2.05. If there are any changes in the Leasehold Improvements caused by Tenant from the work as reflected in the final working drawings, each such change must receive the prior written approval of the Landlord, and, in the event of any such approved change in the working drawings, Landlord shall, upon completion of Tenant's Work, furnish Tenant with an accurate "as drawn" plan of the Tenant's Work as constructed, which plans shall be incorporated into this Exhibit C by this reference for all intents and purposes. Any additional changes made by Tenant after completion of the Plans or during construction, and any additional expenses or cost, arising by reasons of any changes, additions, modifications or alterations requested by Tenant, shall be at the sole cost and expenses of Tenant and shall be paid by Tenant to Landlord prior to the commencement of construction of such changes, additions, modifications, and alterations (subject to Tenant's Allowance).

      2.06. Under no circumstances whatsoever will Tenant, or Tenant's authorized representative, ever alter or modify or in any manner disturb any system or installation of the Building, including the Base Building plumbing system, Base Building electrical system, Base Building heating, ventilating, and air conditioning systems, Base Building fire protection and fire alarm systems, Base Building maintenance systems, Base Building structural systems, elevators, and anything located within the central core of the Building (the "Central Building Systems"). Only under Landlord's express written permission and under direct supervision of Landlord or Landlord's authorized representative shall Tenant or Tenant's authorized representative alter or modify or in any manner disturb any system or installation of the Building which is located within the Premises, including electrical, heating, ventilating, and air conditioning systems, and fire protection and alarm system. For the purposes of this Section, "Base Building" shall be defined as that portion of any Building system or component which is within the core and/or common to and/or serves or exists for the benefit of other tenants in the Building.

      2.07. All design, construction, and installation shall conform to the requirement of applicable building, plumbing, and electrical codes and the requirements of any authority having jurisdiction over, or with respect to, such work.

      2.08. Landlord shall have no obligation to commence installation of any of the Leasehold Improvements in the Premises until (a) Tenant shall have submitted the Plans and approved the cost for such work as required by Section 2.02 hereof and (b) Landlord shall have received Tenant's advance payment described in
Section 2.04.

                                    ARTICLE 3

                                 LANDLORD'S WORK

      3.01. Landlord shall, at its sole cost and expense, furnish, install and complete a Demising Partition (wall) between landlord's space and tenant's space on the (9th) ninth floor. The Demising Partition will extend from the floor to the underside of the floor above and shall be a total of one (1) sheet of _" thick gypsum wallboard each side of 3"" metal studs, 24" on center, with 3_" thick fiberglass "batt" insulation, taped and painted both sides below ceiling height, with 4" vinyl cove base included on both sides of wall. Landlord shall perform such other work as stated in the final executed working drawings.

      3.02. Landlord shall furnish, install and complete a Demising Partition
(wall) in accordance with the Lease and this Exhibit C.

      3.03 Landlord shall perform all Leasehold Improvements in good and workmanlike manner, in compliance with all laws.

                                    ARTICLE 4

                             COMMENCEMENT OF RENTAL

      4.01. Tenant's obligation for the payment of Rental under this Lease for the Premises shall not commence until Landlord has substantially completed all of the Leasehold Improvements as set forth in this Exhibit C, subject only to the completion or correction of the items on the Landlord's punch list, provided, however, that if Landlord is delayed in substantially completing such work as a result of:

           (a) Tenant's failure to timely submit and/or approve all the plans and specifications as required by Section 2.02 of this Exhibit C,

           (b) Tenant's changes in any plans and specifications, following Landlord approval thereof,

           (c) Tenant's request for materials, finishes, or installations other than Landlord's Standard Improvements, including but not limited to any delays caused by the inability to obtain such materials in a timely manner,

           (d) Tenant's disapproval, or failure to approve, Landlord's cost estimate for Tenant's Work as required by Section 2.02 of this Exhibit C,

           (e) Tenant's failure to make the advance payment required under
Section 2.04,

           (f) Tenant's interference with Landlord's completion of construction of the Premises during the Pre-Occupancy Entry Period in violation of the terms set forth in Section 3.04 of this lease, or

           (g) any other failure by Tenant to comply strictly with the terms of this Exhibit C,


Then Tenant's obligation to pay Rent under this lease shall be accelerated by the number of days of such delay (herein called "Tenant Delay").

                                   EXHIBIT D

                          FORM OF COMMENCEMENT NOTICE

This Commencement Notice is delivered this day of ___, 199__ by _______________________, a _______________________ ("Landlord") to ___________ ,
a ("Tenant"), pursuant to the provisions of Section 3.03 of that one certain Office Lease Agreement (the "Lease") dated ____________, 199__, by and between Landlord and Tenant covering certain space on the ____________( ) floor of the building located as 4720 Montgomery Lane, Bethesda, Maryland. All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.


                              W I T N E S S E T H:


        1. The Building, the Premises and all other improvements required to be constructed and furnished by Landlord in accordance with the terms of the Lease have been satisfactorily completed by the Landlord and accepted by the Tenant subject to punchlist items and patent defects.

        2. The Premises have been delivered to, and accepted by, the Tenant, but for the completion of any punchlist items and patent defects.

        3. The Commencement Date of the Lease is the _______ day of ____________________, 199__, and the Expiration Date is the ____________ day of
_____________________, ____________.

        4. The Premises consist of ____________ square feet of Net Rentable
Area.

        5. The Base Rent is $_______ per annum, payable in monthly installments of $_______ , subject, however, to the provisions of the Lease relating to adjustments of Base Rent and to payment of Excess Operating Costs.

        6. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:



                                             Sincerely,

                                             LANDLORD:

                                             -----------------------------------

                                             -----------------------------------

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                    EXHIBIT E

                WASHINGTON, D.C. ASSOCIATION OF REALTORS STANDARD
                              METHOD OF MEASUREMENT

                                    EXHIBIT F

                              RULES AND REGULATIONS

        1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

        2. Plumbing fixtures and appliances shall be used only for the purpose for which constructed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. The cost of repairing any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant's officers, agents, servants, and employees shall be paid by such tenant.

        3. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, except of such color, size, and style, and in such places, as shall be first approved in writing by the Building manager. No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except by Building maintenance personnel.

        4. Directories will be placed by Landlord, at Landlord's own expense, in conspicuous places in the Building. No other directories shall be permitted.

        5. The Premises shall not be used for conducting any barter, trade, or exchange of goods or sale through promotional give-away gimmicks or any business involving the sale of secondhand goods, insurance salvage stock, or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building.

        6. Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.

        7. Tenant shall not place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry or which is allowed by applicable building code. Landlord shall have the authority to prescribe the weight and position of safes or other heavy equipment which may overstress any portion of the floor. All damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of the Tenant.

        8. A tenant shall notify the building manager when safes or other heavy equipment are to be taken into or out of the Building. Moving of such items shall be done under the supervision of the building manager, after receiving written permission from him.

        9. Corridor doors, when not in use, shall be kept closed.

        10. All deliveries (with the exception of Federal Express, couriers, and UPS) will be made through the lower level garage..

        11. Each tenant shall cooperate with Building employees in keeping the Premises neat and clean.

        12. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, animals, or reptiles, or any other creatures, shall be brought into or kept in or about the Building.

        13. Should a tenant require telegraphic, telephonic, annunciator, or any other communication service, Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct.

        14. Tenants shall not make or permit any improper noises in the Building, or otherwise interfere in any way with other tenants or persons having business with them.

        15. No equipment of any kind shall be operated on the Premises that could in any way annoy any other tenant in the Building without written consent of Landlord.

        16. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space so as to be objectionable to Landlord or any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, in setting of cork, rubber, or spring type noise and/or vibration eliminators sufficient to eliminate noise and/or vibration.

        17. Tenants shall not use or keep in the Building any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

        18. All individuals working in The AOTA Building (tenants and their employees) shall be required to have an identity badge which will contain a photograph of the individual, their name, and the name of the company with whom they are employed. The badge is to be worn for purposes of identification during working hours. Each employee will be photographed by Jefferson Management Group and issued a badge at no charge. The cost for replacement badges will be ten dollars ($10.00) to be paid to The American Occupational Therapy Association, c/o Jefferson Management Group, Inc.

        A receptionist will be seated at a desk in the lobby from early morning to the end of the working day (specific hours to be established and may be changed from time to time). The receptionist's duties will include ensuring that individuals not wearing or showing a badge as they enter the building are asked to sign in. The desk will have a sign saying "ALL VISITORS PLEASE CHECK WITH AOTA RECEPTIONISTS" The receptionist will greet visitors at the desk and issue them a visitors badge. The receptionist will enter the name of the company being visited and the number of the badge issued into a log. All visitors will be expected to return their badge to the receptionist upon exiting the building. In the event that a visitor badge has not been returned by the end of the work day, the receptionist will contact the tenant identified as the visitor's destination.

        19. Landlord has the right to evacuate the Building in event of emergency or catastrophe or for the purpose of holding a reasonable number of fire drills.

        20. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection. Tenant shall at all times comply with the terms of any such license or permit.

        21. Each tenant shall be responsible for all persons for whom such tenant authorizes entry into the Building and shall be liable to Landlord for all acts of such persons.

        22. Landlord may, upon request by any tenant, waive compliance by such tenant with any of the Rules and Regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent; (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord; and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing Rules and Regulations, unless such other tenant has received a similar waiver in writing from Landlord.

        23. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any exterior window or door of the Premises so as to be seen from the outside of the Premises without the prior written consent of Landlord.

        24. No bicycles or vehicles of any kind shall be brought into or kept in or about the Premises.

        25. No additional locks or bolts of any kind shall be placed upon any of the entrances to the Premises, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant shall, upon the termination of its tenancy, return to Landlord all keys either furnished to, or otherwise procured by, such tenant and in the event of the loss of any such keys, such tenant shall pay to Landlord the cost of replacing the locks.

        26. Tenant shall notify Landlord or the Building manager of any person employed by it to do janitorial work within the Premises, except for full-time employees of Tenant, prior to such person's commencing work, and such person shall, while in the Building and outside of the Premises, comply with all instructions issued by Landlord or its representatives. No tenant shall pay any employees of Landlord or Landlord's agent to perform any work or services in the Premises or the Building.

        27. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

        28. There should not be used in the public or Common Areas of the Building, either by any tenant or by others, in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards.

        29. Except while loading and unloading vehicles, there shall be no parking of vehicles or other obstructions placed in the loading dock area.

        30. Only Building Standard cool white lamps may be used in any fixture that may be visible from outside the Building.

        31. Nothing may be placed on or about the balcony or terrace areas of the Building without Landlord's or the Building manager's prior written approval.

        32. Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further rules and regulations not inconsistent with the express terms of the lease as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which Rules and Regulations when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed.

        33. No posters, advertisements or solicitations visible from outside the Premises shall be permitted without prior approval by the Property Management office.

        34. The moving of tenant's property into and out of the Premises shall be coordinated with and be scheduled at time(s) established by the Property Management office.

        35. The two garage entrances will be secured at all times by roll-up doors. Tenants with assigned spaces in the garage will be issued "garage door openers" with which to access the garage at no charge. The cost for replacement openers will be fifty-five dollars ($55.00) to be paid to The American Occupational Therapy Association c/o Jefferson Management Group, Inc. Access to the garage may also be obtained by entering a four-digit code into the keypad located at the exterior of the garage doors. Visitors using assigned spaces in the garages may be given the four-digit access code at tenants' discretion.

                                 ADDENDUM NO. 1

                                EXTENSION OPTION

        Except for Landlord's right of occupancy, with respect to the premises subject to this lease, upon expiration of the original term of this lease, Tenant shall have the right to extend the Term of this Lease with respect to the premises then subject to this Lease for the Extension Term (herein so called) upon and subject to the following terms and conditions.

        1. Tenant may extend this Lease for one (1) Extension term of five (5) years by Tenant's giving written notice thereof to Landlord no later than twelve
(12) months prior to the expiration of the original Term. Tenant shall not have the right to exercise the extension option if Landlord, within thirty (30) days of receipt of Tenant's notice, gives Tenant written notice of Landlord's election to exercise its right to occupy the space upon expiration of the original term. If Landlord elects not to exercise its right to occupy the space, the Extension Term shall commence immediately upon the expiration of the original Term, and upon exercise of such extension option ("Extension Option") the "Expiration Date" of the Term shall automatically become the last day of the Extension Term.

        2. The exercise by Tenant of the Extension Option set forth herein must be made, if at all, by written notice executed by Tenant and delivered to Landlord on or before the date set forth hereinabove. Once Tenant shall exercise the Extension Option, Tenant may not thereafter revoke such exercise except as herein provided. Tenant shall not have the right to exercise the Extension Option if an Event of Default under this Lease has occurred and is continuing. Tenant's right to extend the Term for the Extension Term shall be revoked if an Event of Default has occurred and is continuing immediately prior to the commencement of the Extension Term. Tenant's failure to exercise timely the Extension Option for any reason whatsoever shall conclusively be deemed a waiver of such option.

        3. Tenant shall take the Premises "as is" for the Extension Term, and the Landlord shall have no obligation to make any improvements or alterations to the Premises.

        4. Base Rent for the first year of the Extension Term shall be equal to one hundred (100%) of the then Fair Market Value Rate ("FMVR") (as determined by mutual agreement between Tenant and Landlord or in the absence thereof by the three (3) broker method). The Base Rent during the second and all subsequent years during the Extension Term shall be computed in accordance with rental increase or graduation provisions, if any, applicable at the appropriate time in leases to comparable tenants leasing comparable space for a comparable term in buildings in Bethesda, Maryland comparable to the Building. For purposes hereof FMVR means the fair market full service rental rate per square foot of Net Rentable Area which landlords of office buildings in Bethesda, Maryland comparable to the Building are charging for a comparable lease term for comparable space at the appropriate time for comparable tenants leasing space of comparable size, taking into account concessions then prevalent in the market and the base year chosen for the calculation of increases in Operating Costs. Within thirty (30) days after Landlord has received notice from Tenant that Tenant is exercising the Extension Option, Landlord shall send to Tenant a written notice specifying the FMVR and such rental increase and graduation provisions as determined by Landlord in accordance with this paragraph and, within fifteen (15) days after receipt of such notice, Tenant shall give Landlord written notice of its acceptance or challenge of Landlord's determination of the FMVR; provided, however, that (i) if Tenant fails to respond within such fifteen (15) day period, Tenant shall be deemed to have accepted such determination of Landlord, and (ii) if Tenant timely challenges Landlord's determination of the FMVR and such rental increase and graduation provisions, Landlord and Tenant shall endeavor to reach an agreement as to the FMVR and such rental increase and graduation provisions within fifteen (15) days after the expiration of such fifteen (15) day period for challenge. If Landlord and Tenant are unable to reach an agreement as to the FMVR and such rental increase and graduation provisions within said time period, they each shall immediately thereafter select an appraiser, each of whom shall be a licensed real estate broker or an MAI-certified real estate appraiser with a minimum of five (5) years' experience in the suburban Maryland office market, who shall determine the FMVR and such rental increase and graduation provisions. The appraisers shall be instructed to complete the appraisal procedure and to submit their written determinations to Landlord and Tenant within thirty (30) days after their selection. In the event that the determination of the FMVR and such rental increase and graduation provisions submitted by Landlord's appraiser is less than or equal to one hundred five percent (105%) of the determination of the FMVR and such rental increase and graduation provisions submitted by Tenant's appraiser, the FMVR shall be the average of such determinations. If the determination of the FMVR and such rental increase and graduation provisions submitted Landlord's appraiser is greater than one hundred five percent (105%) of the determination of the FMVR and such rental increase and graduation provisions submitted by Tenant's appraiser, the appraisers shall, within ten (10) days, appoint a third appraiser with similar qualifications to make such determination of the FMVR and such rental increase and graduation provisions in accordance with the foregoing limitations. The third appraiser shall be instructed to complete the appraisal procedure and to submit a written determination of the FMVR and such rental increase and graduation provisions to Landlord and Tenant within thirty (30) days after such appraiser's appointment. The determination which is neither the highest nor the lowest of the three (3) determinations of the FMVR and such rental increase and graduation provisions (or if two determinations are the same, the amount of such determinations) shall be binding upon the Landlord and Tenant. Landlord and Tenant shall each bear the costs of their respective appraisers. The expenses of the third appraiser shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant. Notwithstanding the foregoing, once the FMVR has been determined, Tenant shall have the right to revoke its exercise of the Extension Option within ten (10) Business Days thereafter.

        5. Except as set forth in this Addendum, the leasing of the Premises for the Extension Term shall be upon the same terms and conditions as are applicable for the original Term, and shall be subject to all of the provisions of the Lease.